                                                                    EXHIBIT 10.1

                         LANDLORD: NEW WORLD PARTNERS JOINT VENTURE
                       NUMBER FIVE, a Florida general partnership
                       c/o Codina Real Estate Management, Inc.
                       8323 N.W. 12th Street, Suite 115
                       Miami, Florida  33126





TENANT:                BRIGHTPOINT NORTH AMERICA, INC., an Indiana
                       corporation
                       6402 Corporate Drive
                       Indianapolis, Indiana  46278





DATE OF EXECUTION:                       JULY 30  , 1998
                       ---------------------------





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                           LEASE-INDUSTRIAL COMMERCIAL

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                                                 Revised Form  8/12/96

                                  LEASE SUMMARY

                  The following is a summary of basic lease provisions with respect to the Lease. It is an integral part of the Lease, and terms defined or dollar amounts specified in this Summary shall have the meanings or amounts as stated, unless expanded upon in the text of the Lease and its Exhibits, which are attached to and made a part of this Summary.


1.    Date of Lease Execution:      July 30, 1998

2.    "Landlord":                   New World Partners Joint Venture Number
                                    Five
3.    Landlord's Address:           c/o Codina Real Estate Management, Inc.
                                    8323 N.W. 12th Street, Suite 115
                                    Miami, Florida  33126
                                    Attention:  Property Manager

4.    "Tenant":                     Brightpoint North America, Inc.

5.    Tenant's Address:             6402 Corporate Drive
                                    Indianapolis, Indiana  46278

6.    "Guarantor":                  N/A

7.    Guarantor's Address:          N/A

8.    Premises (section 1.1):       As shown on Exhibit "A"

9.    Building No.:                 13

10.   Gross Rentable Area of
      Premises (section 1.1):       Approximately 26,970 rentable square feet

11.   Gross Rentable Area of
      Building (section 1.1):       Approximately 90,233 rentable square feet

12.   Tenant's Proportionate
      Share (section 2.3):          29.9%

13.   Permitted Use of
      Premises (section 3.1):       Commercial warehouse, with incidental office
                                    use

14.   Term of Lease (section 1.1):  Five (5) years and two (2) months
                                    "Commencement Date":  Date of Substantial
                                       Completion
                                    "Expiration Date":  Five (5) years and two
                                        (2) months after the Commencement Date

15.   Option to Renew (Rider 1):    One (1) term of five (5) years

     16. "Minimum Rent" (section 2.2):


                                         ANNUAL MINIMUM RENT                           MONTHLY PAYMENT
              LEASE YEAR                 RATE PER SQUARE FOOT                         (PLUS SALES TAX)
              ----------                 --------------------                       -------------------
                  1                              $7.25                                   $16,294.38*
                  2                              $7.54                                   $16,946.15
                  3                              $7.84                                   $17,620.40
                  4                              $8.15                                   $18,317.13
                  5  (plus last                  $8.48                                   $19,058.80
                     2 months)

                  *Notwithstanding the foregoing, Minimum Rent shall be abated for the first sixty (60) days of the Term, commencing on the Commencement Date.


     17.   Prepaid Rent:                                     $17,353.51 (includes sales tax) (due upon
                                                             execution of Lease; to be applied to first full
                                                             month Minimum Rent is due)

     18.   Security Deposit (section 2.6):                   $32,588.76 (excludes sales tax) (due upon
                                                             execution of Lease)

     19.   Cost Pass-Throughs (section 2.3):                 Tenant's share of Operating Costs, Taxes

     20.   Base Year (section 2.3):                          1998

     21.   Comprehensive General
           Liability Insurance (section 6.1):                $1,000,000.00

     22.   No. of Parking Spaces:                            Thirty-nine (39) unassigned

     23.   Broker(s) (section 13.12):                        Codina Bush Klein--Oncor International; CB
                                                             Commercial Real Estate Group, Inc.




         THIS LEASE (the "Lease"), dated the 30th day of July, 1998, is made between New World Partners Joint Venture Number Five, a Florida general partnership (the "Landlord"), and BRIGHTPOINT north AMERICA, INC., an Indiana corporation (the "Tenant").

                                ARTICLE I. TERM.

         1.1 Grant; Term. In consideration of the performance by the Tenant of its obligations under this Lease, the Landlord leases to the Tenant, and the Tenant leases from the Landlord, for the Term, the "Premises," which Premises are shown outlined on the floor plan attached hereto and made a part hereof as Exhibit "A." The Premises are located in that certain building in Beacon Centre (the "Building"), located in Dade County, Florida, as more particularly described in Exhibit "B," attached hereto and made a part hereof. The gross rentable area of the Premises and Building are approximately as shown on the Lease Summary.

                  The "Term" of the Lease is the period from the Commencement Date as specified in the Lease Summary, through the Expiration Date, as specified in the Lease Summary. If the Premises are ready for occupancy prior to the Commencement Date, then Tenant shall take occupancy on such date and Tenant's obligations to pay Minimum Rent and all other charges shall commence on such date. If Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, this Lease shall in all ways remain in full force and effect except that Minimum Rent and other charges shall be waived for the period between the Commencement Date and the time when Landlord can deliver possession; provided, however, if delivery of possession is delayed more than ninety (90) days past the scheduled Commencement Date, Tenant may terminate this Lease upon fifteen
(15) days' written notice to Landlord, whereupon both parties shall be relieved of all further obligations hereunder. Notwithstanding the foregoing, if delivery of possession is delayed due to any act or omission of Tenant, then the Commencement Date shall be the date Landlord would have delivered possession, but for Tenant's delay.

                  The Landlord shall have no construction or improvement obligations with respect to the Premises unless expressly set forth in a work letter agreement, which, if executed by Landlord and Tenant, shall be incorporated as an exhibit to this Lease. Upon the expiration of five (5) business days following the Commencement Date, the Premises shall be conclusively deemed to be accepted by Tenant unless Tenant shall have given Landlord written notice of any contended defects in the Premises.

                                ARTICLE II. RENT.

         2.1 Covenant to Pay. The Tenant shall pay to Landlord all sums due hereunder from time to time from the Commencement Date without prior demand, together with all applicable Florida sales tax thereon; however, unless otherwise provided in this Lease, payments other than Tenant's regular monthly payments of Minimum Rent, Operating Costs, and Taxes shall be payable by Tenant to Landlord within five (5) days following demand. All rent or other charges that are required to be paid by Tenant to Landlord shall be payable at Landlord's address indicated on the Lease Summary. Minimum Rent and Additional Rent for any "Lease Year" consisting of less than twelve (12) months shall be prorated on a per diem basis, based upon a period of 365 days. "Lease Year" means the twelve (12) full calendar months commencing on the Commencement Date. However, the final Lease Year may contain less than twelve (12) months due to expiration or sooner termination of the Term. The Tenant agrees that its covenant to pay rent and all other sums under this Lease is an independent covenant and that all such amounts are payable without counterclaim, set-off, deduction, abatement, or reduction whatsoever, except as expressly provided for in this Lease.

         2.2 Minimum Rent. Subject to any escalation which may be provided for in this Lease, the Tenant shall pay Minimum Rent for the Term in the initial amount specified in the Lease Summary, which, except for the first installment, shall be payable throughout the Term in equal monthly installments in advance on the first day of each calendar month of each year of the Term, such monthly installments to be in the amounts (subject to escalation) specified in the Lease Summary. The first monthly installment of Minimum Rent shall be due on the date of this Lease. The Minimum Rent described above shall be adjusted at the beginning of the second and each succeeding Lease Year during the Term of this Lease as provided in the Lease Summary.

         2.3      Operating Costs; Taxes.

                  (a) The Tenant shall pay to the Landlord the Tenant's proportionate share of the amount by which the annual Operating Costs, as hereinafter defined, for each calendar year exceed the Operating Costs incurred during the Base Year specified in the Lease Summary. Such excess is referred to for purposes of this Lease as the "Increased Operating Costs." Tenant's obligation to pay its proportionate share of Increased Operating Costs shall commence as of the beginning of the first full calendar year following the Base Year. The amount of Increased Operating Costs payable to the Landlord may be estimated by the Landlord for such period as the Landlord determines from time to time (not to exceed twelve (12) months), and the Tenant agrees to pay to the Landlord the amounts so estimated in equal installments, in advance, on the first day of each month during such period. Notwithstanding the foregoing, when bills for all or any portion of Increased Operating Costs so estimated are actually received by Landlord, the Landlord may bill the Tenant for the Tenant's proportionate share thereof, less any amount previously paid by Tenant to Landlord on account of such item(s) by way of estimated Increased Operating Costs payments.

                  (b) Within a reasonable period of time after the end of the period for which estimated payments have been made, the Landlord shall submit to the Tenant a statement from the Landlord setting forth the actual amounts payable by the Tenant based on actual costs. If the amount the Tenant has paid based on estimates is less than the amount due based on actual costs, the Tenant shall pay such deficiency within five (5) days after submission of such statement. If the amount paid by the Tenant is greater than the amount actually due, the excess may be retained by the Landlord to be credited and applied by the Landlord to the next due installments of the Tenant's proportionate share of Increased Operating Costs, or as to the final Lease Year, provided Tenant is not in default, Landlord will refund such excess to Tenant.

                  (c) For purposes of this Lease, Tenant's proportionate share shall be a fraction, the numerator of which is the gross rentable area of the Premises, and the denominator of which is the gross rentable area of the Building (which is as set forth in the Lease Summary). Tenant's proportionate share is as set forth in the Lease Summary. The term "Operating Costs" shall mean any amounts paid or payable whether by the Landlord or by others on behalf of the Landlord, arising out of Landlord's maintenance, operation, repair, replacement (if such replacement increases operating efficiency) and administration of the Building and Common Areas, including, without limitation:
(i) the cost of insurance which the Landlord is obligated or permitted to obtain under this Lease and any deductible amount applicable to any claim made by the Landlord under such insurance; (ii) the cost of security, (iii) the cost of landscaping, and (iv) a reasonable management fee.

                  (d) In addition to Tenant's proportionate share of Operating Costs, the Tenant shall pay to the Landlord the Tenant's proportionate share of the amount by which the annual Taxes, as hereinafter defined, for each calendar year exceed the Taxes incurred during the Base Year specified in the Lease Summary. Such excess is referred to for purposes of this Lease as the "Increased Taxes." Tenant's obligation to pay its proportionate share of Increased Taxes shall commence as of the beginning of the first full calendar year following the Base Year. The amount of Increased Taxes payable to the Landlord may be estimated by the Landlord for such period as the Landlord determines from time to time (not to exceed twelve (12) months), and the Tenant agrees to pay to the Landlord the amounts so estimated in equal installments, in advance, on the first day of each month during such period. Notwithstanding the foregoing, when bills for all or any portion of Increased Taxes so estimated are actually received by Landlord, the Landlord may bill the Tenant for the Tenant's proportionate share thereof, less any amount previously paid by Tenant to Landlord on account of such item(s) by way of estimated Increased Taxes payments.

                  (e) Within a reasonable period of time after the end of the period for which estimated payments have been made, the Landlord shall submit to the Tenant a statement from the Landlord setting forth the actual amounts payable by the Tenant based on actual Taxes. If the amount the Tenant has paid based on estimates is less than the amount due based on actual Taxes, the Tenant shall pay such deficiency within five (5) days after submission of such statement. If the amount paid by the Tenant is greater than the amount actually due, the excess may be retained by the Landlord to be credited and applied by the Landlord to the next due installments of the Tenant's proportionate share of Increased Taxes, or as to the final Lease Year, provided Tenant is not in default, Landlord will refund such excess to Tenant.

                  (f) Tenant's proportionate share shall be a fraction, the numerator of which is the gross rentable area of the Premises, and the denominator of which is the gross rentable area of the Building. The term "Taxes" shall mean the cost of all real estate, personal property and other ad valorem taxes, and any other levies, charges, local improvement rates, and assessments whatsoever assessed or charged against the Building and Common Areas, the equipment and improvements therein contained, and including any amounts assessed or charged in substitution for or in lieu of any such taxes, excluding only income or capital gains taxes imposed upon Landlord, and including all costs associated with the appeal of any assessment on Taxes.

                  (g) The Tenant's proportionate share of actual Increased Operating Costs and Increased Taxes for the final estimate period of the Term of this Lease shall be due and payable even though it may not be finally calculated until after the expiration of the Term. Accordingly, Landlord shall have the right to continue to hold Tenant's security deposit following expiration of the Term until Tenant's share of actual Increased Operating Costs and Increased Taxes has been paid.

         2.4 Payment of Personal Property Taxes. Tenant shall pay, when due, all taxes attributable to the personal property, trade fixtures, business, occupancy, or sales of Tenant or any other occupant of the Premises and to the use of the Building by Tenant or such other occupant.

         2.5 Rent Past Due. If any payment due from Tenant shall be overdue, a late charge of five (5%) percent of the delinquent sum may be charged by Landlord. If any payment due from Tenant shall remain overdue for more than fifteen (15) days, an additional late charge in an amount equal to the lesser of the highest rate permitted by law or one and one-half (1 1/2%) percent per month (eighteen (18%) percent per annum) of the delinquent amount may be charged by Landlord, such charge to be computed for the entire period for which the amount is overdue and which shall be in addition to and not in lieu of the five (5%) percent late charge or any other remedy available to Landlord.

         2.6 Security Deposit. The Landlord acknowledges receipt of a security deposit in the amount specified on the Lease Summary to be held by the Landlord, without any liability for interest thereon, as security for the performance by the Tenant of all its obligations under this Lease. Landlord shall be entitled to commingle the security deposit with Landlord's other funds. If Tenant defaults in any of its obligations under this Lease, the Landlord may at its option, but without prejudice to any other rights which the Landlord may have, apply all or part of the security deposit to compensate the Landlord for any loss, damage, or expense sustained by the Landlord as a result of such default. If all or any part of the security deposit is so applied, the Tenant shall restore the security deposit to its original amount on demand of the Landlord. Subject to the provisions of section 2.3, within thirty (30) days following termination of this Lease, if the Tenant is not then in default, the security deposit will be returned by the Landlord to the Tenant.

         2.7 Landlord's Lien. To secure the payment of all rent and other sums of money due and to become due hereunder and the faithful performance of this Lease by Tenant, Tenant hereby gives to Landlord an express first and prior contract lien and security interest on all property now or hereafter acquired (including fixtures, equipment, chattels, and merchandise) which may be placed in the Premises and also upon all proceeds of any insurance which may accrue to Tenant by reason of destruction of or damage to any such property. Such property shall not be removed therefrom without the written consent of Landlord until all arrearages in rental and other sums of money then due to Landlord hereunder shall first have been paid. All exemption laws are hereby waived in favor of said lien and security interest. This lien and security interest is given in addition to Landlord's statutory lien and shall be cumulative thereto. Landlord shall, in addition to all of its rights hereunder, also have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State in which the Premises is located. To the extent permitted by law, this Lease shall constitute a security agreement under
Article 9 of the Florida Uniform Commercial Code. Notwithstanding the foregoing, Landlord agrees to subordinate its lien to a bona fide institutional lender providing acquisition financing or lease financing for Tenant's furniture, fixtures, and equipment, so that Landlord will have a second lien on such furniture, fixtures, and equipment.

                          ARTICLE III. USE OF PREMISES.

         3.1 Permitted Use. The Premises shall be used and occupied only for the use specified in the Lease Summary. Tenant shall carry on its business on the Premises in a reputable manner and shall not do, omit, permit, or suffer to be done or exist upon the Premises anything which shall result in a nuisance, hazard, or bring about a breach of any provision of this Lease or any applicable municipal or other governmental law or regulation. Tenant shall observe all reasonable rules and regulations established by Landlord from time to time for the Building. The rules and regulations in effect as of the date hereof are attached to and made a part of this Lease as Exhibit "C." The names for the Building and the business park of which the Building is a part, which the Landlord may from time to time adopt, and every name or mark adopted by the Landlord in connection with the Building shall be used by the Tenant only in association with the business carried on in the Premises during the Term and the Tenant's use thereof shall be subject to such regulation as the Landlord may from time to time impose.

         3.2 Compliance with Laws. The Premises shall be used and occupied in a safe, careful, and proper manner so as not to contravene any present or future governmental or quasigovernmental laws, regulations, or orders, or the requirements of the Landlord's or Tenant's insurers. If due to the Tenant's use of the Premises, repairs, improvements, or alterations are necessary to comply with any of the foregoing, the Tenant shall pay the entire cost thereof.

         3.3 Signs. Except with the prior written consent of the Landlord, the Tenant shall not erect, install, display, inscribe, paint, or affix any signs, lettering, or advertising medium upon or above any exterior portion of the Premises. Any exterior signage shall be installed by Tenant at Tenant's expense, and such signage shall comply with Landlord's sign criteria as adopted from time to time. The design and specification of such signage (including camera-ready artwork) shall be submitted for Landlord's prior written approval.

         3.4 Environmental Provisions. Tenant shall give written notice to Landlord at least seven (7) days in advance of any production, generation, handling, storage, treatment, transportation, disposal, release, or removal of hazardous waste or hazardous substances from or on the Premises. Tenant warrants and represents that it will not use or employ the Landlord's and/or the Building property, facilities, equipment, or services to handle, transport, store, treat, or dispose of any hazardous waste or hazardous substance, whether or not it was generated or produced on the Premises; and, Tenant further warrants and represents that any activity on or relating to the Premises shall be conducted in full compliance with all applicable laws. Tenant agrees to defend, indemnify, and hold harmless Landlord against any and all claims, costs, expenses, damages, liability, and the like, which Landlord may hereafter be liable for, suffer, incur, or pay arising under any applicable laws and resulting from or arising out of any breach of the warranties and representations contained in this section 3.4, or out of any act, activity, or violation of any applicable laws on the part of Tenant, its agents, employees, or assigns. Tenant's liability under this section 3.4 shall survive the expiration or any termination of this Lease.

                          ARTICLE IV. ACCESS AND ENTRY.

         4.1 Right of Examination. The Landlord shall be entitled at all reasonable times and upon reasonable notice (but no notice is required in emergencies) to enter the Premises to examine them; to make such repairs, alterations, or improvements thereto as the Landlord considers necessary or reasonably desirable; to have access to underfloor facilities and access panels to mechanical shafts and to check, calibrate, adjust, and balance controls and other parts of the heating, air conditioning, ventilating, and climate control systems. The Landlord reserves to itself the right to install, maintain, use, and repair pipes, ducts, conduits, vents, wires, and other installations leading in, through, over, or under the Premises and for this purpose, the Landlord may take all material into and upon the Premises which is required therefor. The Tenant shall not unduly obstruct any pipes, conduits, or mechanical or other electrical equipment so as to prevent reasonable access thereto. The Landlord reserves the right to use all exterior walls and roof area. The Landlord shall exercise its rights under this section, to the extent possible in the circumstances, in such manner so as to minimize interference with the Tenant's use and enjoyment of the Premises.

         4.2 Right to Show Premises. The Landlord and its agents have the right to enter the Premises at all reasonable times and upon reasonable notice to show them to prospective purchasers, lenders, or anyone having a prospective interest in the Building, and, during the last six months of the Term (or the last six
(6) months of any renewal term if this Lease is renewed), to show them to prospective tenants.

                ARTICLE V. MAINTENANCE, REPAIRS, AND ALTERATIONS.

         5.1 Maintenance and Repairs by Landlord. The Landlord covenants to keep the following in good repair as a prudent owner: (i) the structure of the Building including exterior walls and roofs; and (ii) the entrances, sidewalks, corridors, parking areas and other facilities from time to time comprising the Common Areas. The cost of such maintenance and repairs shall be included in Operating Costs. So long as the Landlord is acting in good faith, the Landlord shall not be responsible for any damages caused to the Tenant by reason of failure of any equipment or facilities serving the Building or delays in the performance of any work for which the Landlord is responsible pursuant to this Lease. Notwithstanding any other provisions of this Lease, if any part of the Building is damaged or destroyed or requires repair, replacement, or alteration as a result of the act or omission of the Tenant, its employees, agents, invitees, licensees, or contractors, Landlord shall have the right to perform same and the cost of such repairs, replacement, or alterations shall be paid by the Tenant to the Landlord upon demand. In addition, if, in an emergency, it shall become necessary to make promptly any repairs or replacements required to be made by Tenant, Landlord may re-enter the Premises and proceed forthwith to have the repairs or replacements made and pay the costs thereof. Upon demand, Tenant shall reimburse Landlord for the cost of making the repairs.

         5.2 Maintenance and Repairs by Tenant. The Tenant shall, at its sole cost, repair and maintain the Premises including, but not limited to, base building mechanical and electrical systems, all to a standard consistent with a first class building, with the exception only of those repairs which are the obligation of the Landlord pursuant to this Lease. Without limiting the generality of the foregoing, Tenant is specifically required to maintain and make repairs to (i) the portion of any pipes, lines, ducts, wires, or conduits contained within the Premises; (ii) windows, plate glass, doors, and any fixtures or appurtenances composed of glass; (iii) Tenant's sign; (iv) any heating or air conditioning equipment serving the Premises ("HVAC") (which shall include, without limitation, a preventive maintenance HVAC service contract, which service contract shall be entered into between Tenant and one of Landlord's approved HVAC contractors. Such service contract shall include, without limitation, preventive HVAC maintenance no less than quarterly); (v) the Premises or the Building when repairs to the same are necessitated by any act or omission of Tenant, or the failure of Tenant to perform its obligations under this Lease. All repair and maintenance performed by the Tenant in the Premises shall be performed by contractors or workmen designated or approved by the Landlord. At the expiration or earlier termination of the Term, the Tenant shall surrender the Premises to the Landlord in as good condition and repair as the Tenant is required to maintain the Premises throughout the Term. Tenant shall also furnish, maintain, and replace all electric light bulbs, tubes, and tube casings located within or serving the Premises and Tenant's signage, all at Tenant's sole cost and expense. Landlord will assign to Tenant the benefit of any manufacturer's warranties with respect to the mechanical, electrical, and plumbing systems.

         5.3 Approval of Tenant's Alterations. No alterations (including, without limitation, repairs, replacements, additions, or modifications to the Premises by Tenant), other than minor or cosmetic alterations which are interior and nonstructural, shall be made to the Premises without the Landlord's written approval, which, as to exterior or structural alterations may be withheld in Landlord's sole discretion. Any alterations by Tenant shall be performed at the sole cost of the Tenant, by contractors and workmen approved by the Landlord, in a good and workmanlike manner, and in accordance with all applicable laws and regulations.

         5.4 Removal of Improvements and Fixtures. All leasehold improvements (other than unattached, movable trade fixtures which can be removed without damage to the Premises) shall at the expiration or earlier termination of this Lease become the Landlord's property. The Tenant may, during the Term, in the usual course of its business, remove its trade fixtures, provided that the Tenant is not in default under this Lease; and the Tenant shall, at the expiration or earlier termination of the Term, at its sole cost, remove such of the leasehold improvements (except for improvements installed by Landlord prior to the Commencement Date) and trade fixtures in the Premises as the Landlord shall require to be removed and restore the Premises to the condition existing prior to such removal. The Tenant shall at its own expense repair any damage caused to the Building by such removal. If the Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, the trade fixtures shall, at the option of the Landlord, become the property of the Landlord and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable without any accounting to Tenant.

         5.5 Liens. The Tenant shall promptly pay for all materials supplied and work done in respect of the Premises so as to ensure that no lien is recorded against any portion of the Building or against the Landlord's or Tenant's interest therein. If a lien is so recorded, the Tenant shall discharge it promptly by payment or bonding. If any such lien against the Building or Landlord's interest therein is recorded and not discharged by Tenant as above required within fifteen (15) days following recording, the Landlord shall have the right to remove such lien by bonding or payment and the cost thereof shall be paid immediately from Tenant to Landlord. Landlord and Tenant expressly agree and acknowledge that no interest of Landlord in the Premises or the Building shall be subject to any lien for improvements made by Tenant in or for the Premises, and the Landlord shall not be liable for any lien for any improvements made by Tenant, such liability being expressly prohibited by the terms of this Lease. In accordance with applicable laws of the State of Florida, Landlord has filed in the public records of Dade County, Florida, a public notice containing a true and correct copy of this paragraph, and Tenant hereby agrees to inform all contractors and materialmen performing work in or for or supplying materials to the Premises of the existence of said notice.

         5.6 Utilities. The Tenant shall pay to the Landlord, or as the Landlord directs, all gas, electricity, water, and other utility charges applicable to the Premises as separately metered or, if not so metered, as part of Tenant's proportionate share of Increased Operating Costs. The Tenant shall pay the cost of janitorial, garbage removal, and trash removal services for the Premises and the cost of heating, ventilating, and air conditioning the Premises.

                      ARTICLE VI. INSURANCE AND INDEMNITY.

         6.1 Tenant's Insurance. The Tenant shall, throughout the Term (and any other period when Tenant is in possession of the Premises), maintain at its sole cost the following insurance:

                  (A) All risks property insurance, naming the Tenant and the Landlord as insured parties, containing a waiver of subrogation rights which the Tenant's insurers may have against the Landlord and against those for whom the Landlord is in law responsible including, without limitation, its directors, officers, agents, and employees, and (except with respect to the

Tenant's chattels) incorporating a standard New York mortgagee endorsement (without contribution). Such insurance shall insure property of every kind owned by the Tenant in an amount not less than the full replacement cost thereof
(new), with such cost to be adjusted no less than annually.

                  (B) Comprehensive general liability insurance. Such policy shall contain inclusive limits per occurrence of not less than the amount specified in the Lease Summary; provide for cross liability; and include the Landlord and any mortgagee of Landlord as additional insureds.

                  (C) Worker's compensation and employer's liability insurance in compliance with applicable legal requirements.

                  (D) Any other form of insurance which the Tenant or the Landlord, acting reasonably, requires from time to time in form, in amounts, and for risks against which a prudent tenant would insure.

                  All policies referred to above shall: (i) be taken out with insurers licensed to do business in Florida and reasonably acceptable to the Landlord; (ii) be in a form reasonably satisfactory to the Landlord; (iii) be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to the Landlord or any mortgagee of Landlord; (iv) contain an undertaking by the insurers to notify the Landlord by certified mail not less than thirty (30) days prior to any material change, cancellation, or termination, and (v) with respect to subsection (A), contain replacement cost, demolition cost, and increased cost of construction endorsements. Certificates of insurance on the Landlord's standard form or, if required by a mortgagee, copies of such insurance policies certified by an authorized officer of Tenant's insurer as being complete and current, shall be delivered to the Landlord promptly upon request. If a) the Tenant fails to take out or to keep in force any insurance referred to in this section 6.1, or should any such insurance not be approved by either the Landlord or any mortgagee, and b) the Tenant does not commence and continue to diligently cure such default within forty-eight (48) hours after written notice by the Landlord to the Tenant specifying the nature of such default, then the Landlord has the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be paid by the Tenant to the Landlord without prejudice to any other rights or remedies of the Landlord under this Lease. The Tenant shall not keep or use in the Premises any article which may be prohibited by any fire or casualty insurance policy in force from time to time covering the Premises or the Building.

         6.2 Loss or Damage. The Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Building or damage to property of the Tenant or of others located on the Premises or elsewhere in the Building, nor shall it be responsible for any loss of or damage to any property of the Tenant or others from any cause, UNLESS SUCH DEATH, INJURY, LOSS, OR DAMAGE RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LANDLORD. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, falling ceiling tile, falling fixtures, steam, gas, electricity, water, rain, flood, or leaks from any part of the Premises or from the pipes, sprinklers, appliances, plumbing works, roof, windows, or subsurface of any floor or ceiling of the Building or from the street or any other place or by dampness, or by any other cause whatsoever. The Tenant agrees to indemnify the Landlord and hold it harmless from and against any and all loss (including loss of Minimum Rent and additional rent payable in respect to the Premises), claims, actions, damages, liability, and expense of any kind whatsoever (including attorneys' fees and costs at all tribunal levels), UNLESS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS AGENTS, arising from any occurrence in, upon, or at the Premises, or the occupancy, use, or improvement by the Tenant or its agents or invitees of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant its agents, employees, and invitees or by anyone permitted to be on the Premises by the Tenant.

         6.3 Landlord's Insurance. The Landlord shall throughout the Term carry:
(i) "all risks" insurance on the Building and the machinery and equipment contained therein or servicing the Building and owned by the Landlord (excluding any property with respect to which the Tenant and other tenants are obliged to insure pursuant to section 6.1 or similar sections of their respective leases);
(ii) public liability and property damage insurance with respect to the Landlord's operations in the Building; and (iii) such other forms of insurance as the Landlord or its mortgagee reasonably considers advisable. Such insurance shall be in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building, having regard to size, age, and location.

                      ARTICLE VII. DAMAGE AND DESTRUCTION.

         7.1 Damage to Premises. If the Premises are partially destroyed due to fire or other casualty, the Landlord shall diligently repair the Premises, to the extent of its obligations under section 5.1, and Minimum Rent shall abate proportionately to the portion of the Premises, if any, rendered untenantable from the date of destruction or damage until the Landlord's repairs have been substantially completed. If the Premises are totally destroyed due to fire or other casualty, the Landlord shall diligently repair the Premises to the extent only of its obligations pursuant to section 5.1, and Minimum Rent shall abate entirely from the date of destruction or damage to such date which is the earlier of (i) the date tenantable, or (ii) thirty (30) days after Landlord's repairs have been substantially completed. Upon being notified by the Landlord that the Landlord's repairs have been substantially completed, the Tenant shall diligently perform all other work required to fully restore the Premises for use in the Tenant's business, in every case at the Tenant's cost and without any contribution to such cost by the Landlord, whether or not the Landlord has at any time made any contribution to the cost of supply, installation, or construction of leasehold improvements in the Premises. Tenant agrees that during any period of reconstruction or repair of the Premises, it will continue the operation of its business within the Premises to the extent practicable. If all or any part of the Premises shall be damaged by fire or other casualty and the fire or other casualty is caused by the fault or neglect of Tenant or Tenant's agents, guest, or invitees, rent and all other charges shall not abate.

         7.2 Termination for Damage. Notwithstanding section 7.1, if damage or destruction which has occurred to the Premises or the Building is such that in the reasonable opinion of the Landlord such reconstruction or repair cannot be completed within one hundred twenty (120) days of the happening of the damage or destruction, the Landlord may, at its option, terminate this Lease on notice to the Tenant given within thirty (30) days after such damage or destruction and the Tenant shall immediately deliver vacant possession of the Premises in accordance with the terms of this Lease.

               ARTICLE VIII. ASSIGNMENT, SUBLEASES, AND TRANSFERS.

         8.1 Transfer by Tenant. The Tenant shall not enter into, consent to, or permit any Transfer, as hereinafter defined, without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld. For purposes of this Lease, "Transfer" means an assignment of this Lease in whole or in part; a sublease of all or any part of the Premises; any transaction whereby the rights of the Tenant under this Lease or to the Premises are transferred to another; any mortgage or encumbrance of this Lease or the Premises or any part thereof or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligations; and if Tenant is a corporation or a partnership, the transfer of a controlling interest in the stock of the corporation or partnership interests, as applicable. If there is a permitted Transfer, the Landlord may collect rent or other payments from the transferee and apply the net amount collected to the rent or other payments required to be paid pursuant to this Lease but no acceptance by the Landlord of any payments by a transferee shall be deemed a waiver of any provisions hereof regarding Tenant. Notwithstanding any Transfer, the Tenant shall not be released from any of its obligations under this Lease. The Landlord's consent to any Transfer shall be subject to the further condition that if the Minimum Rent and additional rent pursuant to such Transfer exceeds the Minimum Rent and additional rent payable under this Lease, the amount of such excess shall be paid to the Landlord. If, pursuant to a permitted Transfer, the Tenant receives from the transferee, either directly or indirectly, any consideration other than Minimum Rent and additional rent for such Transfer, either in the form of cash, goods, or services, the Tenant shall, upon receipt thereof, pay to the Landlord an amount equivalent to such consideration.

         8.2 Assignment by Landlord. The Landlord shall have the unrestricted right to sell, lease, convey, or otherwise dispose of the Building or any part thereof and this Lease or any interest of the Landlord in this Lease. To the extent that the purchaser or assignee from the Landlord assumes the obligations of the Landlord under this Lease, the Landlord shall thereupon and without further agreement be released of all further liability under this Lease. If the Landlord sells its interest in the Premises, it shall deliver the security deposit to the purchaser and the Landlord will thereupon be released from any further liability with respect to the security deposit or its return to the Tenant and the purchaser shall become directly responsible to Tenant.

                              ARTICLE IX. DEFAULT.

         9.1 Defaults. A default by Tenant shall be deemed to have occurred hereunder, if and whenever: (i) any Minimum Rent or Tenant's proportionate share of Increased Operating Costs or Increased Taxes is not paid when due whether or not any notice or demand for payment has been made by the Landlord; (ii) any other additional rent is in arrears and is not paid within five (5) days after written demand by the Landlord; (iii) the Tenant has breached any of its obligations in this Lease (other than the payment of rent) and the Tenant fails to remedy such breach within fifteen (15) days (or such shorter period as may be provided in this Lease), or if such breach cannot reasonably be remedied within fifteen (15) days (or such shorter period), then if the Tenant fails to immediately commence to remedy and thereafter proceed diligently to remedy such breach, in each case after notice in writing from the Landlord; (iv) the Tenant becomes bankrupt or insolvent; (v) any of the Landlord's policies of insurance with respect to the Building are cancelled or adversely changed as a result of Tenant's use or occupancy of the Premises; or (vi) the business operated by Tenant in the Premises shall be closed by governmental or court order for any reason.

         9.2 Remedies. In the event of any default hereunder by Tenant, then without prejudice to any other rights which it has pursuant to this Lease or at law or in equity, the Landlord shall have the following rights and remedies, which are cumulative and not alternative:

                  (A) Landlord may cancel this Lease by notice to the Tenant and retake possession of the Premises for Landlord's account. Tenant shall then quit and surrender the Premises to Landlord. Tenant's liability under all of the provisions of this Lease shall continue notwithstanding any expiration and surrender, or any re-entry, repossession, or disposition hereunder.

                  (B) Landlord may enter the Premises as agent of the Tenant to take possession of any property of the Tenant on the Premises, to store such property at the expense and risk of the Tenant or to sell or otherwise dispose of such property in such manner as the Landlord may see fit without notice to the Tenant. Re-entry and removal may be effectuated by summary dispossess proceedings, by any suitable action or proceeding, or otherwise. Landlord shall not be liable in any way in connection with its actions pursuant to this section, to the extent that its actions are in accordance with law.

                  (C) If this Lease is cancelled under subsection (A) above, Tenant shall remain liable (in addition to accrued liabilities) to the extent legally permissible for all rent and all of the charges Tenant would have been required to pay until the date this Lease would have expired had such cancellation not occurred. Tenant's liability for rent shall continue notwithstanding re-entry or repossession of the Premises by Landlord. In addition to the foregoing, Tenant shall pay to Landlord such sums as the court which has jurisdiction thereover may adjudge as reasonable attorneys' fees with respect to any successful lawsuit or action instituted by Landlord to enforce the provisions of this Lease.

                  (D) Landlord may relet all or any part of the Premises for all or any part of the unexpired portion of the Term of this Lease or for any longer period, and may accept any rent then attainable; grant any concessions of Rent, and agree to paint or make any special repairs, alterations, and decorations for any new Tenant as it may deem advisable in its sole and absolute discretion. Landlord shall be under no obligation to relet or to attempt to relet the Premises.

                  (E) If this Lease is cancelled in accordance with subsection
(A) above, and Landlord so elects, the rent hereunder shall be accelerated and Tenant shall pay Landlord damages in the amount of any and all sums which would have been due for the remainder of the Term.

                  (F) Landlord may remedy or attempt to remedy any default of the Tenant under this Lease for the account of the Tenant and to enter upon the Premises for such purposes. No notice of the Landlord's intention to perform such covenants need be given the Tenant unless expressly required by this Lease. The Landlord shall not be liable to the Tenant for any loss or damage caused by acts of the Landlord in remedying or attempting to remedy such default and the Tenant shall pay to the Landlord all expenses incurred by the Landlord in connection with remedying or attempting to remedy such default. Any expenses incurred by Landlord shall accrue interest from the date of payment by Landlord until repaid by Tenant at the highest rate permitted by law.

         9.3 Costs. The Tenant shall pay to the Landlord on demand all costs incurred by the Landlord, including attorneys' fees and costs at all tribunal levels, incurred by the Landlord in enforcing any of the obligations of the Tenant under this Lease. In addition, upon any default by Tenant, Tenant shall be also liable to Landlord for the expenses to which Landlord may be put in re-entering the Premises; repossessing the Premises; painting, altering, or dividing the Premises; combining the Premises with an adjacent space for any new tenant; putting the Premises in proper repair; protecting and preserving the Premises by placing watchmen and caretakers therein; reletting the Premises (including attorneys' fees and disbursements, marshall's fees, and brokerage fees, in so doing); and any other expenses reasonably incurred by Landlord.

         9.4 Additional Remedies; Waiver. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereinafter provided by law. All rights and remedies shall be cumulative and non-exclusive of each other. No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to, a default.

         9.5 Default by Landlord. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages, but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall have a period of thirty (30) days following the date of such notice in which to commence the appropriate cure of such default. Unless and until Landlord fails to commence and diligently pursue the appropriate cure of such default after such notice or complete same within a reasonable period of time, Tenant shall not have any remedy or cause of action by reason thereof. Notwithstanding any provision of this Lease, Landlord shall not at any time have any personal liability under this Lease. In the event of any breach or default by Landlord of any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then-owned by Landlord in the Building, and in no event shall any deficiency judgment be sought or obtained against Landlord.

                 ARTICLE X. ESTOPPEL CERTIFICATE; SUBORDINATION.

         10.1 Estoppel Certificate. Within ten (10) days after written request by the Landlord, the Tenant shall deliver in a form supplied by the Landlord, an estoppel certificate to the Landlord as to the status of this Lease, including whether this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and identifying the modification agreements); the amount of Minimum Rent and additional rent then being paid and the dates to which same have been paid; whether or not there is any existing or alleged default by either party with respect to which a notice of default has been served, or any facts exist which, with the passing of time or giving of notice, would constitute a default and, if there is any such default or facts, specifying the nature and extent thereof; and any other matters pertaining to this Lease as to which the Landlord shall request such certificate. The Landlord, and any prospective purchaser, lender, or ground lessor shall have the right to rely on such certificate.

         10.2 Subordination; Attornment. This Lease and all rights of the Tenant shall be subject and subordinate to any and all mortgages, security agreements, or like instruments resulting from any financing, refinancing, or collateral financing (including renewals or extensions thereof), and to any and all ground leases, made or arranged by Landlord of its interests in all or any part of the Building), from time to time in existence against the Building, whether now existing or hereafter created; provided, however, that, so long as no default or event which, with the passing of time or giving of notice would constitute a default, exists under this Lease, any such lender or ground lessor shall not disturb Tenant's possession of the Premises by joining Tenant as a defendant in a foreclosure or eviction proceeding. Such subordination shall not require any further instrument to evidence such subordination. However, on request, the Tenant shall further evidence its agreement to subordinate this Lease and its rights under this Lease to any and all documents and to all advances made under such documents. The form of such subordination shall be made as required by the Landlord, its lender, or ground lessor. Tenant shall, if requested by such mortgagee, owner, or purchaser, or by any person succeeding to the interest of such mortgagee, owner, or purchaser, as the result of the enforcement of the remedies provided by law or the applicable security instrument held by such mortgagee, owner, or purchaser, automatically become the tenant of any such mortgagee, owner, purchaser, or successor-in-interest, without any change in the terms or other provisions of this Lease; provided, however, that said mortgagee, owner, purchaser, or successor shall not be bound by (a) any payment of rent or additional rent for more than one month in advance, or (b) any security deposit or the like not actually received by such mortgagee, owner, or purchaser, or successor, or (c) any amendment or modification in this Lease made without the consent of such mortgagee, owner, purchaser, or successor, or (d) any construction obligation, free rent, or other concession or monetary allowance, or (e) any set-off, counterclaim, or the like otherwise available against Landlord, or (f) any act or omission of any prior landlord (including Landlord). Upon request by said mortgagee, owner, or purchaser, or successor, Tenant shall execute and deliver an instrument or instruments confirming its attornment.

                  ARTICLE XI. CONTROL OF BUILDING BY LANDLORD.

         11.1 Use and Maintenance of Common Areas. The Tenant and those doing business with Tenant for purposes associated with the Tenant's business on the Premises, shall have a non-exclusive license to use the Common Areas for their intended purposes during normal business hours in common with others entitled thereto and subject to any rules and regulations imposed by the Landlord. The Landlord shall keep the Common Areas in good repair and condition and shall clean the Common Areas when necessary. Subject to all of the terms, provisions, covenants, and conditions contained herein, Tenant shall have the right to use the number of parking spaces indicated in the Lease Summary in the parking lot which Landlord shall provide for the use of tenants of the Building. Landlord shall not be liable for any damage to automobiles of any nature whatsoever to, or any theft of, automobiles or other vehicles or the contents thereof, while in or about the parking lots. The Tenant acknowledges that its non-exclusive right to use any parking facilities forming part of the Building may be subject to such rules and regulations as reasonably imposed by the Landlord from time to time. The Tenant acknowledges that all Common Areas shall at all times be under the exclusive control and management of the Landlord. For purposes of this Lease, "Common Areas" shall mean those areas, facilities, utilities, improvements, equipment, and installations of the Building which serve or are for the benefit of the tenants of more than one component of the Building and which are not designated or intended by the Landlord to be leased, from time to time, or which are provided or designated from time to time by the Landlord for the benefit or use of all tenants in the Building, their employees, customers, and invitees, in common with others entitled to the use or benefit of same.

         11.2 Alterations by Landlord. The Landlord may (i) alter, add to, subtract from, construct improvements on, re-arrange, and construct additional facilities in, adjoining, or proximate to the Building; (ii) relocate the facilities and improvements in or comprising the Building or erected on the land; (iii) do such things on or in the Building as required to comply with any laws, by-laws, regulations, orders, or directives affecting the land or any part of the Building; and (iv) do such other things on or in the Building as the Landlord, in the use of good business judgment determines to be advisable, provided that notwithstanding anything contained in this section 11.2, access to the Premises shall be available at all times. The Landlord shall not be in breach of its covenants for quiet enjoyment or liable for any loss, costs, or damages, whether direct or indirect, incurred by the Tenant due to any of the foregoing.

         11.3 Covenants, Conditions, and Restrictions. Tenant hereby acknowledges and agrees that the Building of which the Premises is a part, and Tenant's occupancy thereof, is subject to that certain Master Declaration of Covenants, Conditions, and Restrictions for Beacon Centre (the "Declaration"), which Declaration has been recorded among the Public Records of Dade County, Florida. Copies of the Declaration are located at Landlord's management office and may be reviewed by Tenant during Landlord's normal business hours. Tenant hereby acknowledges the existence of such Declaration and agrees to be bound by the terms thereof (and any amendments or modifications thereto). Tenant hereby agrees to reimburse Landlord, within five (5) days after demand therefor, for the proportionate share of Common Expenses attributable to the Premises, as described in the Declaration.

         11.4 Tenant Relocation. Landlord shall have the right, at any time upon sixty (60) days' written notice to Tenant, to relocate Tenant into other space comparable to the Premises within the Building or within the business park of which the Building is a part. Upon such relocation, such new space shall be deemed the Premises and the prior space originally demised shall in all respects be released from the effect of this Lease. If the Landlord elects to relocate Tenant as above described, (i) the new space shall contain approximately the same as, or greater usable area than the original space, (ii) the Landlord shall improve the new space, at Landlord's sole cost, to at least the standards of the original space, (iii) the Landlord shall pay the reasonable costs of moving Tenant's trade fixtures and furnishings from the original space to the new space, (iv) as total compensation for all other costs, expenses, and damages which Tenant may suffer in connection with the relocation, including but not limited to, lost profit or business interruption, no Minimum Rent, Operating Costs, or Taxes shall be due or payable for the first full calendar month of Tenant's occupancy of the new space, and Landlord shall not be liable for any further indirect or special expenses of Tenant resulting from the relocation,
(v) Minimum Rent, Tenant's proportionate share of Operating Costs and Taxes, and all other charges hereunder shall be the same for the new space as for the original space, notwithstanding that the new space may be larger than the original space, and (vi) all other terms of this Lease shall apply to the new space as the Premises, except as otherwise provided in this paragraph.

                           ARTICLE XII. CONDEMNATION.

         12.1 Total or Partial Taking. If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes leased hereunder, shall be taken by any public authority under the power of eminent domain or sold to public authority under threat or in lieu of such taking, the Term shall cease as of the day possession or title shall be taken by such public authority, whichever is earlier ("Taking Date"), whereupon the rent and all other charges shall be paid up to the Taking Date with a proportionate refund by Landlord of any rent and all other charges paid for a period subsequent to the Taking Date. If less than the whole of the Premises, or less than such portion thereof as will make the Premises unusable for the purposes leased hereunder, the Term shall cease only as to the part so taken as of the Taking Date, and Tenant shall pay rent and other charges up to the Taking Date, with appropriate credit by Landlord (toward the next installment of rent due from Tenant) of any rent or charges paid for a period subsequent to the Taking Date. Minimum Rent and other charges payable to Landlord shall be reduced in proportion to the amount of the Premises taken.

         12.2 Taking For Temporary Use. If there is a taking of the Premises for temporary use, this Lease shall continue in full force and effect, and Tenant shall continue to comply with Tenant's obligations under this Lease, except to the extent compliance shall be rendered impossible or impracticable by reason of the taking. Minimum Rent and other charges payable to Landlord shall be reduced in proportion to the amount of the Premises taken for the period of such temporary use.

         12.3 Award. All compensation awarded or paid upon a total or partial taking of the Premises or Building including the value of the leasehold estate created hereby shall belong to and be the property of Landlord without any participation by Tenant; Tenant shall have no claim to any such award based on Tenant's leasehold interest. However, nothing contained herein shall be construed to preclude Tenant, at its cost, from independently prosecuting any claim directly against the condemning authority in such condemnation proceeding for damage to, or cost of removal of, stock, trade fixtures, furniture, and other personal property belonging to Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord's award or the award of any mortgagee.

                        ARTICLE XIII. GENERAL PROVISIONS.

         13.1 Delay. Except as expressly provided in this Lease, whenever the Landlord or Tenant is delayed in the fulfillment of any obligation under this Lease, other than the payment of rent or other charges, by an unavoidable occurrence which is not the fault of the party delayed in performing such obligation, then the time for fulfillment of such obligation shall be extended during the period in which such circumstances operate to delay the fulfillment of such obligation.

         13.2 Holding Over. If the Tenant remains in possession of the Premises after the end of the Term without having executed and delivered a new lease or an agreement extending the Term, there shall be no tacit renewal of this Lease or the Term, and the Tenant shall be deemed to be occupying the Premises as a Tenant from month to month at a monthly Minimum Rent payable in advance on the first day of each month equal to twice the monthly amount of Minimum Rent payable during the last month of the Term, and otherwise upon the same terms as are set forth in this Lease, so far as they are applicable to a monthly tenancy.

         13.3 Waiver; Partial Invalidity. If either the Landlord or Tenant excuses or condones any default by the other of any obligation under this Lease, this shall not be a waiver of such obligation in respect of any continuing or subsequent default and no such waiver shall be implied. All of the provisions of this Lease are to be construed as covenants even though not expressed as such. If any such provision is held or rendered illegal or unenforceable it shall be considered separate and severable from this Lease and the remaining provisions of this Lease shall remain in force and bind the parties as though the illegal or unenforceable provision had never been included in this Lease.

         13.4 Recording. Neither the Tenant nor anyone claiming under the Tenant shall record this Lease or any memorandum hereof in any public records without the prior written consent of the Landlord.

         13.5 Notices. Any notice, consent, or other instrument required or permitted to be given under this Lease shall be in writing and shall be delivered in person, or sent by certified mail, return receipt requested, or overnight express mail courier, postage prepaid, addressed (i) if to Landlord, at the address set forth on the Lease Summary; and (ii) if to the Tenant, at the Premises or, prior to Tenant's occupancy of the Premises, at the address set forth on the Lease Summary. Any such notice or other instruments shall be deemed to have been given and received on the day upon which personal delivery is made or, if mailed, then forty-eight (48) hours following the date of mailing. Either party may give notice to the other of any change of address and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices. If postal service is interrupted or substantially delayed, all notices or other instruments shall be delivered in person or by overnight express mail courier.

         13.6 Successors; Joint and Several Liability. The rights and liabilities created by this Lease extend to and bind the successors and assigns of the Landlord and the heirs, executors, administrators, and permitted successors and assigns of the Tenant. No rights, however, shall inure to the benefit of any transferee unless such Transfer complies with the provisions of

Article VIII. If there is at any time more than one Tenant or more than one person constituting the Tenant, their covenants shall be considered to be joint and several and shall apply to each and every one of them.

         13.7 Captions and Section Numbers. The captions, section numbers, article numbers, and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way affect the substance of this Lease.

         13.8 Extended Meanings. The words "hereof," "hereto," "hereunder," and similar expressions used in this Lease relate to the whole of this Lease and not only to the provisions in which such expressions appear. This Lease shall be read with all changes in number and gender as may be appropriate or required by the context. Any reference to the Tenant includes, when the context allows, the employees, agents, invitees, and licensees of the Tenant and all others over whom the Tenant might reasonably be expected to exercise control. This Lease has been fully reviewed and negotiated by each party and their counsel and shall not be more strictly construed against either party.

         13.9 Entire Agreement; Governing Law; Time. This Lease and the Exhibits and Riders, if any, attached hereto are incorporated herein and set forth the entire agreement between the Landlord and Tenant concerning the Premises and there are no other agreements or understandings between them. This Lease and its Exhibits and Riders may not be modified except by agreement in writing executed by the Landlord and Tenant. This Lease shall be construed in accordance with and governed by the laws of the State of Florida. Time is of the essence of this Lease.

         13.10 No Partnership. Nothing in this Lease creates any relationship between the parties other than that of lessor and lessee and nothing in this Lease constitutes the Landlord a partner of the Tenant or a joint venturer or member of a common enterprise with the Tenant.

         13.11 Quiet Enjoyment. If the Tenant pays rent and other charges and fully observes and performs all of its obligations under this Lease, the Tenant shall be entitled to peaceful and quiet enjoyment of the Premises for the Term without interruption or interference by the Landlord or any person claiming through the Landlord.

         13.12 Brokerage. Landlord and Tenant each represent and warrant one to the other that except as set forth in the Lease Summary, neither of them has employed any broker in connection with the negotiations of the terms of this Lease or the execution thereof. Landlord and Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense, or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty. Landlord recognizes the broker(s) specified in the Lease Summary as the sole broker(s) with whom Landlord has dealt in this transaction and agrees to pay any commissions determined to be due said broker(s). Tenant acknowledges that Codina Bush KleinoOncor International represents solely the Landlord with respect to this Lease.

         13.13 TRIAL BY JURY. LANDLORD AND TENANT EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY ISSUE OR CONTROVERSY ARISING UNDER THIS LEASE.

                  EXECUTED as of the day and year first above written.

WITNESSES:                       LANDLORD:

                                 NEW WORLD PARTNERS JOINT VENTURE NUMBER FIVE, a Florida general partnership

                                 By: Codina/Tradewind No. 5, Ltd., a Florida
                                     limited partnership, as general partner

                                 By: Codina  West Dade  Development  Corp.
                                     No. 5,  as general partner

/s/                              By: /s/ Armando Codina
-----------------------             --------------------------
/s/                                  Armando Codina, President
-----------------------

                                 TENANT:

                                 BRIGHTPOINT NORTH AMERICA, INC., an Indiana corporation


/s/ Elizabeth J. Potter          By: /s/ Steven E. Fivel
-----------------------             ---------------------
                                 Name:  Steven E. Fivel
/s/ Deborah A. McQueen           Title: Vice President
-----------------------

                                   EXHIBIT "A"

                             Floor Plan of Premises

                              Cannot be Reproduced

                                   EXHIBIT "B"

                     Legal Description of Building and Land
Building 13

         Tract F, of BEACON CENTER PHASE III, according to the Plat thereof, recorded in Plat Book 137, Page 19, of the Public Records of Dade County, Florida

                                   EXHIBIT "C"

                              RULES AND REGULATIONS


         1. Security. The Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using, or entering the same, or any equipment, furnishings, or contents thereof, and the Tenant shall comply with the Landlord's reasonable requirements relative thereto.

         2. Return of Keys. At the end of the Term, the Tenant shall promptly return to the Landlord all keys for the Building and Premises which are in the possession of the Tenant. In the event any Tenant fails to return keys, Landlord may retain $50.00 of Tenant's security deposit for locksmith work and administration.

         3. Repair, Maintenance, Alterations, and Improvements. The Tenant shall carry out Tenant's repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by the Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

         4. Water Fixtures. The Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by the Tenant shall be paid for by the Tenant.

         5. Personal Use of Premises. The Premises shall not be used or permitted to be used for residential, lodging, or sleeping purposes or for the storage of personal effects or property not required for business purposes.

         6. Heavy Articles. The Tenant shall not place in or move about the Premises without the Landlord's prior written consent any safe or other heavy article which in the Landlord's reasonable opinion may damage the Building, and the Landlord may designate the location of any such heavy articles in the Premises.

         7. Bicycles, Animals. The Tenant shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by the Landlord for such purposes.

         8. Deliveries. The Tenant shall ensure that deliveries of supplies, fixtures, equipment, furnishings, wares, and merchandise to the Premises are made through such entrances, elevators, and corridors and at such times as may from time to time be designated by the Landlord, and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in the Building caused by any person making improper deliveries.

         9. Solicitations. The Landlord reserves the right to restrict or prohibit canvassing, soliciting, or peddling in the Building.

         10. Food and Beverages. Only persons approved from time to time by the Landlord may prepare, solicit orders for, sell, serve, or distribute foods or beverages in the Building, or use the Common Areas for any such purpose. Except with the Landlord's prior written consent and in accordance with arrangements approved by the Landlord, the Tenant shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving, or distribution of food or beverages.

         11. Refuse. The Tenant shall place all refuse in proper receptacles provided by the Tenant at its expense in the Premises or in receptacles (if any) provided by the Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwells, ducts, and shafts of the Building, free of all refuse.

         12. Obstructions. The Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells, or other

Common Areas, or use such locations for any purpose except access to and exit from the Premises without the Landlord's prior written consent. The Landlord may remove at the Tenant's expense any such obstruction or thing caused or placed by the Tenant (and unauthorized by the Landlord) without notice or obligation to the Tenant.

         13. Proper Conduct. The Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the Building.

         14. Employees, Agents, and Invitees. In these Rules and Regulations, "Tenant" includes the employees, agents, invitees, and licensees of the Tenant and others permitted by the Tenant to use or occupy the Premises.

         15. Parking. If the Landlord designates tenant parking areas for the Building, the Tenant shall park its vehicles and shall cause its employees and agents to park their vehicles only in such designated parking areas. The Tenant shall furnish the Landlord, upon request, with the current license numbers of all vehicles owned or used by the Tenant or its employees or agents and the Tenant thereafter shall notify the Landlord of any changes in such numbers within five (5) days after the occurrence thereof. In the event of failure of the Tenant or its employees or agents to park their vehicles in such designated parking areas, the Tenant shall forthwith on demand pay to the Landlord the sum of Twenty and No/100 ($20.00) Dollars per day per each car so parked. Landlord may itself or through any agent designated for such purpose, make, administer, and enforce additional rules and regulations regarding parking by tenants and by their employees or agents, including, without limitation, rules and regulations permitting the Landlord or such agent to move any vehicles improperly parked to the designated tenant or employee parking areas. No disabled vehicle shall be left in the parking areas of the Building for more than 24 hours.

                                   EXHIBIT "D"

                              WORK LETTER AGREEMENT


THIS WORK LETTER AGREEMENT (the "Work Letter"), dated as of July 30 , 1998, is attached to and made part of that certain Lease by and between New World Partners Joint Venture Number Five, a Florida general partnership (the "Landlord"), and Brightpoint North America, Inc., an Indiana corporation (the "Tenant"). The terms, definitions, and other provisions of the Lease are hereby incorporated into this Work Letter by reference as if set forth in full.

IN CONSIDERATION OF the execution of the Lease and the mutual covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

                  (a) Landlord, at its expense (subject to the provisions of paragraph (e), below), will cause Substantial Completion, as hereinafter defined, of the tenant improvements (the "Tenant Improvements") to the Premises, in accordance with plans and specifications for the Premises to be prepared by Tenant's architect, at Tenant's expense (except as otherwise expressly provided below). Tenant's architect and engineer for purposes of the plans and specifications for the Tenant Improvements are subject to the prior written approval of Landlord, which will not be unreasonably withheld or delayed. If Tenant elects to retain Landlord's architect and/or engineer, such architect and/or engineer shall nonetheless be considered to be Tenant's agent(s) for purposes of this Work Letter. Tenant agrees to furnish to Landlord within five
(5) business days after the date of the Lease, a detailed set of plans and specifications for the Tenant Improvements, time being of the essence with respect to the delivery of the plans and specifications (and any revisions thereto). The plans and specifications shall be in a form sufficient to obtain a building permit from Metropolitan Dade County, Florida. The plans and specifications shall be subject to Landlord's review and approval. Landlord shall accept or notify Tenant of its objections to the plans and specifications within five (5) days after receipt thereof. If Landlord requires more than five
(5) days to approve the plans and specifications, Landlord shall not be deemed to be in default hereunder or otherwise liable in damages to Tenant. Should Tenant fail to submit the plans and specifications within the time period set forth above, or if Tenant fails to make any modifications Landlord may require within five (5) days of notice thereof, then each such event shall be deemed to be a Tenant's delay as described below. Notwithstanding Landlord's review and approval of the plans and specifications, Landlord assumes no responsibility whatsoever, and shall not be liable, for the manufacturer's, architect's, or engineer's design or performance of any structural, mechanical, electrical, or plumbing systems or equipment of Tenant. Once Landlord approves the plans and specifications, Tenant shall, at Tenant's expense, provide Landlord with three
(3) sets of the plans and specifications which shall be signed and dated by both parties, with two sets retained by Landlord and one set retained by Tenant. Changes to the plans and specifications shall be made only by written addendum signed by both parties. Tenant, at Tenant's expense, shall provide additional sets of the plans and specifications upon request by Landlord. "Substantial Completion" shall mean that a certificate of occupancy has been obtained for the Premises and that the Tenant Improvements are sufficiently complete so as to allow Tenant to occupy the Premises for the use and purposes intended without unreasonable disturbance or interruption; provided that Landlord, its employees, agents, and contractors, shall be allowed to enter upon the Premises at any reasonable time(s) following Substantial Completion as necessary to complete any unfinished details pursuant to a punchlist to be prepared by Tenant and delivered to Landlord within thirty (30) days following the date of Substantial Completion.

                  (b) Within five (5) days following receipt of the final approved plans and specifications for the Premises, Landlord shall have its contractor(s) prepare an estimated budget (the "Construction Budget") of the cost of the Tenant Improvements, and shall submit same to Tenant. The Construction Budget shall be in reasonable detail and shall reflect a unit cost for all improvements which is reasonable in amount, given the then current market conditions pertinent to labor and material costs for such construction. The cost of the Tenant Improvements, as set forth in the Construction Budget, shall also include the cost of all utilities, air conditioning, and other services provided during construction, plus a construction coordination fee equal to ten (10%) percent of the cost of all non-Building-standard items reflected in the plans and specifications, in order to reimburse Landlord for its time and expense involved in the management and supervision of such non-standard items. The Construction Budget shall be used as a basis for calculating Tenant's Costs, as hereinafter defined, if any. Within five (5) days after receipt of the Construction Budget, Tenant shall either approve the Construction Budget as submitted or provide Landlord with modifications to the plans and specifications. If Tenant fails to approve the Construction Budget or submit modifications to the plans and specifications, for any reason whatsoever, within five (5) days, then either of such events shall be deemed to be a delay caused by Tenant. If Tenant timely submits modifications to the plans and specifications, Landlord shall, within five (5) business days, review and approve the modified plans and specifications (and provide a revised Construction Budget), or disapprove the modified plans and specifications (and give Tenant its reasons for disapproval). If Tenant so submits modified plans and specifications, then the time from such submission until a Construction Budget is finally acknowledged and approved shall be deemed to be a delay in Substantial Completion caused by Tenant. Following final completion of the Tenant Improvements, Landlord shall provide Tenant with a statement of actual costs thereof, including the cost of any approved change orders. Landlord's general contractor shall be licensed and insured in the State of Florida and Dade County.

                  (c) Upon Substantial Completion of the Premises, Tenant, at its expense, shall install its furniture, trade fixtures, and equipment so that Tenant can occupy the Premises for the use and purposes intended. Tenant may begin to install such items prior to Substantial Completion; provided, however, that no such pre-Substantial Completion installation shall in any way delay or interfere with Landlord's work pursuant to this Work Letter and Tenant shall arrange a meeting to coordinate with Landlord prior to any such pre-Substantial Completion installation. Any such pre-Substantial Completion installation of furniture, fixtures, and equipment shall be at Tenant's sole risk, and if at any time such entry shall cause disharmony, impediment, or interference with Landlord's work, then Tenant's right to enter the Premises prior to Substantial Completion may be withdrawn by Landlord upon 48 hours' notice to Tenant. Such access shall at all times be subject to the Landlord's rules and regulations regarding such access. If the parties agree that Tenant will undertake to construct or install some portion of the Tenant Improvements or retain its own subcontractors to perform any other work, Tenant shall only use contractor(s), subcontractor(s), or material supplier(s) first approved by Landlord ("Tenant's Contractors"). Tenant shall be responsible for obtaining all necessary permits and approvals at Tenant's sole expense in connection with the work performed by Tenant's Contractors. Tenant shall advise Tenant's Contractors that no interest of Landlord in the Premises or Building shall be subject to liens to secure payment of any amount due for work performed or materials installed in the Premises and that Landlord has recorded a notice to that effect in the public records of Dade County, Florida. Landlord shall permit Tenant and Tenant's Contractors to enter the Premises to accomplish any work as agreed, however, Tenant agrees to insure that Tenant's Contractors do not impede Landlord's contractor(s) in performance of their respective tasks. Landlord shall not be liable in any way for any injury, loss, damage, or delay which may be caused by or arise from such entry by Tenant, its employees, or Tenant's Contractors, and Tenant agrees to indemnify and hold harmless Landlord, its agents, and employees from and against any and all costs, expenses, damage, loss, or liability, including, but not limited to, reasonable attorneys' fees and costs, which arise out of, is occasioned by, or is in any way attributable to the work being performed by Tenant's Contractors. Prior to any work being performed by any Tenant's Contractor, Tenant shall provide to Landlord certificates of insurance evidencing that Tenant has the required comprehensive general liability insurance required of Tenant under the Lease, as well as certificates of insurance in forms and in amounts satisfactory to Landlord evidencing that each Tenant's Contractor has in effect (and shall maintain at all times during the course of the work hereunder) workers' compensation insurance to cover full liability under workers' compensation laws of the State of Florida with employers' liability coverage and comprehensive general liability and builder's risk insurance for the hazards of operations, independent contractors, products and completed operations.

                  (d) Tenant shall be responsible for any delay (including associated costs) in Substantial Completion resulting from any of the following causes:

                           (i)      Tenant's  failure  to  timely  submit  (or
submit to Landlord any proposed modifications or additions to) the plans and specifications, unless such failure is due to causes beyond Tenant's control (except that delays by Tenant's architect and/or engineer shall be deemed to be a delay caused by Tenant); or

                           (ii)     Tenant's failure to pay any portion of
Tenant's Costs, as hereinafter  defined, when due; or

                           (iii) Tenant's specification of special materials or
finishes, or special installations, which special items cannot be delivered or completed within Landlord's construction schedule (subject to Landlord's obligation to give Tenant prior notice of same at the time of such specification); or

                           (iv)     any  change in the  plans and
specifications caused by Tenant once finally approved and accepted by Landlord, even though Landlord may approve such change (Landlord agrees to estimate the delay to be caused by a change order, provided Tenant expressly requests such estimate at the time it requests a change order); or

                           (v)      any  other  delay  in  Substantial
Completion directly attributable to the negligent or willful acts or omissions of Tenant, its employees, or agents.

                  If any delay caused by Tenant results in or contributes to a delay in Substantial Completion, then Substantial Completion shall be deemed to have occurred as of the date Landlord would have otherwise achieved Substantial Completion, but for Tenant's delay. Landlord will specify in writing to Tenant the Tenant delay(s) which resulted in or contributed to a delay in Substantial Completion.

                  (e) Landlord's Building-standard specifications for the warehouse portion and the office portion of the Premises are attached hereto and made a part hereof as Exhibit "D-1." To the extent that the plans and specifications reflect that the Tenant Improvements are comprised entirely of Landlord's Building-standard methods and materials, then Landlord will be responsible to reimburse Tenant for the fees and costs incurred with respect to preparation of the plans and specifications. In addition, to the extent that the Tenant Improvements to the Premises are comprised entirely of Landlord's Building-standard methods and materials, then Landlord's contractors shall construct the Tenant Improvements, at Landlord's expense. Any and all non-Building-standard improvements to the Premises (including, without limitation, the fees and costs incurred with respect to preparation of the plans and specifications for the non-Building-standard improvements) will be at Tenant's expense ("Tenant's Costs"). Tenant's Costs shall be paid to Landlord as follows:

                           (i)      Prior to commencement of construction of the
Tenant Improvements, Tenant shall pay Landlord an amount equal to fifty (50%) percent of the Tenant's Costs, as such amount is then determined by reference to the Construction Budget.

                           (ii) When fifty (50%) of the Tenant Improvements are
complete in accordance with the plans and specifications (as verified in writing by Landlord's architect), Tenant shall pay Landlord an amount equal to the remaining unpaid balance of Tenant's Costs, as such amount can then be reasonably determined by Landlord based on available information.

                           (iii) Within ten (10) days following Landlord's
submittal to Tenant of a final accounting of Tenant's Costs, Tenant shall pay Landlord the then remaining balance of Tenant's Costs, or Landlord shall reimburse Tenant as to any excess amounts previously paid, as the case may be.

                  Tenant's Costs represent a reimbursement of monies expended by Landlord on Tenant's behalf. Payment when due shall be a condition to Landlord's continued performance under this Work Letter. Any delay in construction of the Tenant Improvements or in Tenant taking occupancy of the Premises resulting from Tenant's failure to make any Tenant's Costs payments when due shall be Tenant's responsibility. Tenant's failure to pay any portion of Tenant's Costs when due shall constitute a default under the Lease (subject to any applicable notice requirements or grace periods), entitling Landlord to all of its remedies thereunder.

                  (f) Notwithstanding anything to the contrary contained in this Work Letter, if and only if the Construction Budget exceeds the construction budget of a third party general contractor selected by Tenant (and approved by Landlord in its reasonable discretion) to price the construction of the Tenant Improvements on Tenant's behalf (the "Tenant's Contractor Budget"), then Tenant, within five (5) business days following receipt of the Construction Budget, shall have the right to cause the construction and installation of the Tenant Improvements through its own general contractor. If Tenant so elects, then the provisions of this subsection (f), as well as subsections (e) through (m), shall be applicable to Tenant's construction of the Tenant Improvements. If Tenant elects to cause the construction of the Tenant Improvements, Tenant, within five
(5) days after the date of such election, shall provide to Landlord certificates of insurance evidencing that Tenant has the required comprehensive general liability insurance required of Tenant under the Lease. In addition, prior to selecting the contractor, Tenant shall provide to Landlord certificates of insurance evidencing that Tenant's general contractor has in effect (and shall maintain at all times during the course of the work hereunder) workers' compensation insurance to cover full liability under workers' compensation laws of the State of Florida with employers' liability coverage; comprehensive general liability and builder's risk insurance for the hazards of operations, independent contractors, products and completed operations (for two (2) years after the date of acceptance of the work by Landlord and Tenant); and contractual liability specifically covering the indemnification provision in the construction contract, such comprehensive general liability to include broad form property damage and afford coverage for explosion, collapse and underground hazards, and "personal injury" liability insurance and an endorsement providing that the insurance afforded under the contractor's policy is primary insurance as respects Landlord and Tenant and that any other insurance maintained by Landlord or Tenant is excess and non-contributing with the insurance required hereunder, provided that such insurance may be written through primary or umbrella insurance policies with a minimum policy limit of $1,000,000.00. Landlord and Tenant are to be included as an additional insured for insurance coverages required of the general contractor.

                  (g) Tenant shall use only licensed contractors and subcontractors approved in writing by Landlord to complete the construction and installation of the Tenant Improvements. Tenant shall inform its contractor, subcontractors, and material suppliers that Landlord's interest in the Premises and the Building shall not be subject to any lien to secure payment for work done or materials supplied to the Premises on Tenant's behalf and that Landlord has filed a notice in the public records of Miami-Dade County, Florida, to that effect. All inspections and approvals necessary and appropriate to complete the Tenant Improvements in accordance with the plans and specifications and as necessary to obtain a certificate of use and occupancy as hereinafter provided are the responsibility of Tenant and its general contractor. Tenant shall arrange a meeting prior to the commencement of construction between Landlord and Tenant's contractors for the purpose of organizing and coordinating the completion of the Tenant Improvements.

                  (h) Tenant shall commence construction of the Tenant Improvements (and shall be required to diligently pursue same) upon receipt of the building permit therefor. If Tenant has not commenced the Tenant Improvements by such date, or if Tenant has not substantially completed the Tenant Improvements within ninety (90) days after receipt of the building permit, then, in either such event, Tenant shall be in default under the Lease, and Landlord shall have the option to declare the Lease null and void and exercise any remedies available under the Lease. Should the Lease be declared null and void pursuant to this paragraph, Tenant shall forfeit all rights to any deposits, advance rent, and any other payments made under the Lease, and Landlord shall have no further liability to Tenant under the Lease.

                  (i) Notwithstanding anything to the contrary contained in the Lease, if Tenant elects to cause the construction of the Tenant Improvements, then the Commencement Date of the Lease shall be the earlier of (A) the date that Tenant achieves Substantial Completion of the Premises or (B) one hundred twenty (120) days after the date that Tenant elects to cause the construction of the Tenant Improvements.

                  (j) All of the Tenant Improvements shall be completed in a good and workmanlike manner and shall be in conformity with the County's building codes and the South Florida Building Code, Dade Edition, and in accordance with Landlord's construction rules and regulations pertaining to contractors. Upon completion of the Tenant Improvements, Tenant shall furnish
Landlord:

                           (i)      a certificate  of use and/or  occupancy
issued by Miami-Dade County and other evidence satisfactory to Landlord that Tenant has obtained the governmental approvals necessary to permit occupancy; and

                           (ii)     a notarized  affidavit  from  Tenant's
contractor(s) that all amounts due for work done and materials furnished in completing the Tenant Improvements have been paid; and

                           (iii) releases of lien from any subcontractor or
material supplier that has given Landlord a Notice to Owner pursuant to Florida law.

                           (iv)     as-built  drawings of the  Premises,
with a list and description of all work performed by the contractors, subcontractors, and material suppliers.

                  (k) Any damage to the existing finishes of the Building shall be patched and repaired by Tenant, at its expense, and all such work shall be done to Landlord's satisfaction. If any patched and painted area does not match the original surface, then the entire surface shall be repainted at Tenant's expense. Tenant agrees to indemnify and hold harmless Landlord, its agents, and employees from and against any and all costs, expenses, damage, loss, or liability, including, but not limited to, reasonable attorneys' fees and costs, which arise out of, is occasioned by, or is in any way attributable to the build-out of the Premises by Tenant pursuant to this Work Letter. Tenant, at its expense, shall be responsible for the maintenance, repair, and replacement of any and all items constructed by Tenant's contractor.

                  (l) Tenant shall not alter the existing fire alarm system in the Premises or the Building. The plans and specifications shall include detailed drawings and specifications for the design and installation of Tenant's fire alarm (and security) system(s) for the Premises. Such system(s) shall meet all appropriate building code requirements, and the fire alarm system shall, at Tenant's expense, be integrated into Landlord's fire alarm system for the Building. (Landlord is not required to provide any security system.) Landlord's electrical contractor and/or fire alarm contractor shall, at Tenant's expense, make all final connections between Tenant's and Landlord's fire alarm systems. Tenant shall insure that all work performed on the fire alarm system shall be coordinated at the job site with the Landlord's representative.

                  (m) Landlord will provide Tenant with an allowance (the "Tenant Improvement Allowance") as against the cost of the improvements to the Premises. The Tenant Improvement Allowance shall be equal to the amount of the Tenant's Contractor Budget. The Tenant Improvement Allowance shall be paid by Landlord by joint check to Tenant and its general contractor in monthly installments, based upon requests for payment submitted by Tenant and its general contractor not more than monthly. Each request for payment shall be accompanied by a certification by the architect that all work up to the date of the request for payment has been substantially completed, along with the items required under subsection (j), above (except for a certificate of occupancy), for work done or materials furnished up to the date of Tenant's request for payment. Upon receipt thereof, Landlord shall pay to Tenant and its general contractor (by joint check), within thirty (30) days after submission of such items to Landlord, an amount equal to Landlord's pro-rata share of such request for payment. Landlord's pro-rata share shall mean the percentage that the Tenant Improvement Allowance bears to the total cost of the Tenant Improvements (plus the architectural and engineering fees incurred with respect to the plans and specifications) (less ten (10%) percent of each payment to be retained by Landlord pending final completion). Upon final completion of the Tenant Improvements and receipt by Landlord of the items required under subsection (j), above, plus reasonable evidence indicating that all of Tenant's Costs have been paid, Landlord shall pay to Tenant and its general contractor (by joint check) within thirty (30) days the remaining Tenant Improvement Allowance, plus the retainage (provided, however, that the retainage will not be released by Landlord until all punchlist items have been completed). Any and all costs for the construction of the Premises above the Tenant Improvement Allowance (i.e., Tenant's Costs) shall be paid by Tenant to the applicable contractors, subcontractors, and material suppliers. Provided a complete request for payment is submitted by the first
(1st) day of a month, Landlord shall make payment by the twentieth (20th) of such month.

                  IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as of the day and first year above written.

WITNESSES:               LANDLORD:

                         NEW WORLD PARTNERS JOINT VENTURE NUMBER FIVE, a Florida general partnership

                         By: Codina/Tradewind No. 5, Ltd., a Florida limited
                             partnership, as general partner

                             By: Codina West Dade Development Corporation No. 5,
                                 as general partner


        /S/              By:       /S/ Armando Codina
----------------------       -------------------------------------------
                                    Armando Codina, President
        /S/
----------------------
                         TENANT:


                         BRIGHTPOINT North America, Inc., an Indiana corporation


/S/ Elizabeth J. Potter               By:     /S/ Steven E. Fivel
-----------------------                  -------------------------------
                                      Name:     Steven E. Fivel
                                           -----------------------------
/S/ Deborah A. McQueen                Title:        Vice President
-----------------------                     ----------------------------

                                  EXHIBIT "D-1"

                         BUILDING-STANDARD IMPROVEMENTS


GENERAL NOTES:

         1. For the purposes of this Work Letter, the rentable area of the warehouse portion of the Premises shall be as set forth in the Lease and the rentable area of the office portion of the Premises shall be deemed to fifteen (15%) percent of the rentable area of the warehouse portion of the Premises.

         2. Specifications are intended to denote quality only; the manufacturer or provider of the items are at the sole discretion of Landlord.

         3. Any changes, additions, deletions, or substitutions shall be at the sole expense of Tenant. No exchanges or credits are given for quantities requested that are less than those provided by Landlord.

         4. Where ratios are given, the standard practice will be to round "up" from 1/2 or greater, and round "down" for less than 1/2.

         5. All above Building-standard items purchased by the Tenant shall meet minimum state and local codes.

         6. All finish selections (whether Building-standard or above) shall be completed by Tenant prior to the commencement of construction.

WAREHOUSE AREA IMPROVEMENTS:

         1. DEMISING PARTITIONS: Those walls that separate the rentable space from one tenant to another. These one (1) hour fire rated walls shall be installed from floor to underside of roof deck and shall include 6"-18" gauge metal studs 12" o/c with 5/8" type "X" wall board, taped, spackled, and painted white. 1/2" plywood will be applied at a height of 4' and painted white.

         2. CEILINGS: Exposed joists with shop coat of primer and roofdeck in unpainted and unfinished condition.

         3. FLOOR: Existing finished and sealed concrete floor.

         4. WAREHOUSE LIGHTING FIXTURES: HID or equal light fixtures as required by code, one (1) fixture per 1,350 warehouse square feet. Fixtures shall be hung at roof joist height.

         5. ELECTRICAL OUTLETS: One (1) wall mounted duplex electrical outlet shall be provided per single bay of warehouse area. The outlet shall be located on the wall near the dock height doors, in each bay.

         6. LIGHT SWITCHES: One (1) light switch, or minimum to comply with code, shall be provided, located near the office area.

         7. TELEPHONE OUTLETS: One (1) telephone outlet shall be provided in warehouse area, located near dock doors.

         8. EXIT LIGHTS: Lighted, wall mounted exit light signs per minimum code requirements for standard exits. Exit lights for additional above-standard exits shall be at Tenant's expense.

         9. VENTILATION: Building-standard exhaust fans with no less capacity than two (2) changes per hour.

         10. PRIMARY ENTRANCE: A single primary entrance shall be provided per the Building-standard for Premises location. The entrance shall consist of one
(1) storefront entrance, approximately 10' wide by 8' high, and shall include one (1) 3' x 8' glass door and adjoining glazed side panels. One (1) overhead canopy shall be provided. Signage shall be subject to Landlord's signage criteria.

         11. SECONDARY ENTRANCE/EXIT: One (1) painted metal rated door and frame assembly will be installed in the warehouse area to comply with minimum code requirements. Door shall have heavy duty satin finish stainless steel lockset with single-sided deadbolt, standard "Exit" sign, and concrete stairs and handrail to comply with code. Entrance will not be the primary handicap entrance to the Premises, and will not require sidewalk or handicap ramp.

OFFICE SPACE IMPROVEMENTS:

         1.  PARTITIONS:

         (a) Warehouse/Office Partitions: Those walls that separate the office portion of the Premises from the warehouse. It is assumed that the office will be located adjacent to one demising wall. Therefore, only two (2) warehouse/office partitions shall be considered Building-standard. These walls shall be 3 5/8" - 20 gauge metal studs 24" on center with 5/8" wall board on each side, taped, spackled, and painted with two (2) coats (minimum) as required to cover. The height of this wall shall be minimum as required by code.

         (b) Standard Partitions: Those walls located inside the office portion of the Premises. It is assumed that 35% of the office is "open" space, or 12 lineal feet of wall per 100 square feet of the office portion of the Premises. These walls shall be 2 1/2" - 24 gauge metal studs 24" on center with 5/8" wall board on each side, taped, spackled, and painted with two (2) coats (minimum) as required to cover. The height of the walls shall extend to the ceiling grid.

         (c) Toilet walls: Those walls in the restroom areas and shall be 5/8" water resistant wall board on standard partition studs, taped, spackled, and painted.

         2.  WALL FINISHES:

         (a) All walls shall be painted with two (2) coats flat finish latex paint as required to cover. All walls shall be painted one (1) color, which color shall be selected by Tenant from Building-standard color chart.

         (b) Toilet walls shall be painted with epoxy high gloss paint to comply with building code. Color shall be standard white.

         (c) Vinyl base shall be standard 4" cove vinyl wall base. The base shall be one (1) color, to be selected by Tenant from Building-standard.

         3.  FLOOR COVERING:

         (a) General office areas shall be 12" x 12" vinyl composition tile
(VCT) or 28 oz. textured nylon loop carpet glued down to existing concrete floor slab as selected by Tenant from Building-standard.

         (b) Storage, telephone, and lounge areas shall be VCT selected by Tenant from Building-standard.

         (c) Toilet rooms shall be 8" x 8" Building-standard ceramic tile with 4" ceramic tile base. Color shall be Building-standard white tile with gray grout. Should a janitorial room be added by Tenant, the floor covering shall be the same as the toilet rooms.

         4.  DOORS, FRAMES, AND HARDWARE:

         (a) Single swing 6' - 8" x 3' - 0", paint grade, pre-hung hollow core wood doors and wood frames shall be provided assuming 35% open office space, or approximately 1 door per 300 square feet of office space. Finish will be two (2) coats of semi-gloss paint, as selected by Tenant from Building-standard, one (1) coat throughout.

         (b) One (1) 6' - 8" x 3' - 0", paint grade wood, pre-hung solid core door with wood frame shall be provided from office to warehouse.

         (c) Hardware included shall be a satin finish stainless steel lever passage set (not lockable), one pair of standard steel butt hinges, and a floor mounted standard steel door stop for every standard interior door. Locksets are not provided as a standard.

         5.  WINDOW COVERING:

         (a) White 2" PVC solid vertical blinds. Blinds shall be mounted in exposed aluminum track and will be retractable.

         6.  CEILINGS:

         (a) Entire office portion of the Premises shall be 2' x 4' x 5/8" fissured flush lay-in acoustical ceiling tile such as Armstrong Minaboard Designer Fissured #755B (or equal), to be installed in 1" white suspended ceiling grid, 9' - 0" above finish floor.

         7.  PLUMBING:

         (a) Sprinkler heads to be semi-concealed with a chrome finish. Sprinkler design to comply with minimum code requirements for standard office buildout.

         (b) A minimum number of restroom(s) shall be provided per current South Florida Building Code. Each restroom shall have one (1) wall hung lavatory china, one (1) mirror, one (1) water closet, and accessories. All toilet fixtures and accessories to be Building-standard, and installed per Americans with Disabilities guidelines as of the date of the Lease. If more than one restroom is required by code, they shall be located adjacent to one another. Hot water is not provided as a standard.

         (c) One (1) metal utility sink shall be provided in the warehouse. The location of the sink shall be on the warehouse/office partition, within ten (10) feet of the plumbing stack in the toilet rooms. Any location beyond the 10' is not considered a standard. The sink shall not be enclosed in a closet or a room.

         8.  CABINETS, CABINETRY:

         (a) One (1) 2' x 4' lower "kitchen" cabinet with a fixed single shelf and laminated counter top shall be provided. The counter top shall include a 4" backsplash, with mica selection from Building-standard. A single 12" x 18" stainless steel sink with cold water only shall be provided integral with the cabinet. The cabinet shall be located so that the plumbing wall shall be shared with the restroom(s). Hot water is not provided as a standard.

         9.  LIGHTING:

         (a) Fluorescent light fixtures shall be 2' x 4' Lithonia 2SP-332-A 12/120V - GLR/ES - with 3 lamps at 32 watts (3-F32) or equal, color white, with acrylic lens. One (1) fixture shall be provided for every 85 square feet of office space.

         (b) One light switch shall be provided for every 300 square feet of office space. Switches shall be Leviton Single Pole or equal commercial grade, 20 amps, color white.

         (c) Emergency/Exit shall be minimum per code for minimum required entrances only. Exit signs provided for entrances not required by code shall be at Tenant's expense.

         10. ELECTRICAL & COMMUNICATIONS:

         (a) One duplex electrical outlet shall be provided for every 125 square feet of office space. Outlets shall be Leviton Single Pole or equal commercial grade, 20 amps, color white.

         (b) One telephone wall outlet shall be provided for every 200 square feet of office space. Telephone outlet shall consist of a utility box with "pull string" only. Conduit shall extend 6" above acoustical ceiling. Telephone wiring and outlet wall plates shall be provided by Tenant at its expense.

         (c) A 4' x 4' telephone equipment "mounting board" painted the same color as the wall shall be provided with a single duplex outlet. If a dedicated circuit is required, it shall be at Tenant's expense.

         11. HVAC:

         (a) Only the office portion of the Premises shall be air conditioned, through Building-standard packaged roof top A/C units, approximately one (1) ton per 300 square feet of office space. Supply and return air grills shall be 2' x 2' lay in type Building-standard.

         12. EXTERIOR WINDOWS:

         (a) Exterior windows as shown on building plans are considered Building-standard. Any additional windows or doors added to Building are considered an expense to the Tenant, including but not limited to all window coverings, hardware, concrete, and landscaping.

                                   EXHIBIT "E"

                       Form of TENANT Estoppel Certificate


To:

         _____________________

         _____________________

         _____________________

         _____________________



Re:      Property Address:________________________________________________
         Lease Date:______________________________________________________

         Between ________________________________________, as Landlord and

         ______________________________________________________, as Tenant
         Square Footage Leased:___________________________________________

         Suite No.:_______________________________________________________



         The undersigned Tenant under the above-referenced lease, hereby certifies to Landlord the following:

         (1) The lease has not been cancelled, modified, assigned, extended, or amended, and there are no other agreements written or oral between Tenant and the Landlord with respect to the lease and/or the leased premises and building, except as follows (if None, state "None"):______________
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

         The original lease, and the instruments referenced above (if any), are hereinafter collectively referred to as the "Lease."

         (2) Rent has been paid to the first day of the current month and all additional rent (including operating expenses, real estate taxes, and any other common area charges) has been paid and collected in a current manner. There is no prepaid rent, except $__________, and the amount of security deposit is $__________.

         (3) The Lease commenced on ___________________, 19___. Rent is currently payable in the monthly amount of $__________.

         (4) The Lease expires on __________________, 19___ and Tenant has the following renewal option(s) (if None, state "None"): _________________________.

         (5) All work to be performed for Tenant by Landlord under the Lease has been performed as required and has been accepted by Tenant, except as follows (if None, state "None"):_______________________________________________________.

         (6) The base year for operating expenses and real estate taxes, as defined in the Lease, is 19___.

         (7) The Lease is: (a) in full force and effect; (b) free from default (and no condition exists which with the passing of time or the giving of notice or both would constitute a default); and (c) Tenant has no claims against the Landlord or offsets against rent.

         (8) The undersigned has received no notice of prior sale, transfer, assignment, hypothecation, or pledge of the Lease or of the rents received therein.

         (9) Tenant has not assigned the Lease or sublet all or any part of the leased premises, nor does the Tenant hold the leased premises under an assignment or a sublease, except as follows (if None, state
"None"):  _________________________________________.

         (10) Tenant has no right of refusal or option to expand the leased premises except as follows (if None, state "None"): ________________________
_________________________.


         (11) Tenant has no right or option pursuant to the Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.


         (12) Tenant has, in full force and effect, all insurance coverages required of Tenant under the Lease.

         (13) The statements contained herein may be relied upon by the Landlord and by any prospective purchaser of the fee of the premises and by any current or prospective mortgagee of the Landlord or any prospective purchaser.

         If Tenant is a corporation, the undersigned is a duly appointed officer of the corporation signing this certificate and is the incumbent in the office indicated under his/her name. In any event, the undersigned individual is duly authorized to execute this certificate.

         Dated this ____ day of ____________________________, 19___.

                                                 Tenant:

                                                 BRIGHTPOINT NORTH AMERICA, INC.

                                                 By:____________________________

                                                 Name:__________________________

                                                 Title:_________________________

                             RIDER NUMBER 1 TO LEASE

                           dated     July 30    , 1998
                                 ---------------

                         Brightpoint North America, Inc.

                                 OPTION TO RENEW

         A. Landlord hereby grants Tenant the option to renew (the "Renewal Option") the initial Term (not to include, for purposes of this Rider only, the Renewal Term, as hereinafter defined) for one (1) additional term of sixty (60) months (the "Renewal Term"), commencing as of the date immediately following the expiration of the initial Term, such option to be subject to the covenants and conditions hereinafter set forth in this Rider.

         B. Tenant shall give Landlord written notice (the "Renewal Notice") of Tenant's election to exercise its Renewal Option not later than one hundred eighty (180) days prior to the expiration of the then-current term of the Lease; provided that Tenant's failure to give the Renewal Notice by said date, whether due to Tenant's oversight or failure to cure any existing defaults or otherwise, shall render the Renewal Option null and void.

         C. Tenant shall not be permitted to exercise the Renewal Option at any time during which Tenant is in default under the Lease, subject to applicable notice and grace periods (if any). If Tenant fails to cure any default under the Lease prior to the commencement of the Renewal Term, subject to applicable notice and grace periods, the Renewal Term shall be immediately cancelled, unless Landlord elects to waive such default, and Tenant shall forthwith deliver possession of the Premises to Landlord as of the expiration or earlier termination of the then-current term of the Lease.

         D. Tenant shall be deemed to have accepted the Premises in "as-is" condition as of the commencement of the Renewal Term, subject to any other repair and maintenance obligations of Landlord under the Lease, it being understood and agreed that Landlord shall have no additional obligation to renovate or remodel the Premises or any portion of the Building as a result of Tenant's renewal of the Lease.

         E. The covenants and conditions of the Lease in force during the original Term, as the same may be modified from time to time, shall continue to be in effect during the Renewal Term, except as follows:

                  (1) The "Commencement Date" for the purpose of the Lease shall be the first day of the Renewal Term.

                  (2) The Minimum Rent for the Renewal Term shall be an amount equal to the then Fair Market Rental Value of the Premises. "Fair Market Rental Value" of the Premises shall be an amount determined by Landlord on the basis of the then-prevailing market rental rate for industrial space comparable to the Premises as reflected in one or more leases executed by Landlord with new tenants of the Building within the twelve-month period immediately preceding commencement of the Renewal Term. If Landlord has not executed any lease with new tenants within said twelve-month period, the new prevailing market rental rate determination shall be based on new leases for premises comparable to the Premises herein, as executed within said twelve-month period by owners of other comparable industrial properties located in west Dade County, Florida. However, in no event shall Minimum Rent for any year of the Renewal Term be less than the amount of Minimum Rent for the immediately prior year.

                  (3) Following expiration of the Renewal Term as provided herein, Tenant shall have no further right to renew or extend the Lease.

         F. Tenant's option to renew the Lease shall not be transferable by Tenant, except in conjunction with a permissible Transfer in accordance with the applicable provisions of the Lease.

                     NOTICE REQUIRED BY CHAPTER 88-285, LAWS
                                   OF FLORIDA


                  Chapter 88-285, Laws of Florida, requires the following notice to be provided with respect to the contract for sale and purchase of any building, or a rental agreement for any building:

                  "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."


                                    BRIGHTPOINT NORTH AMERICA, INC.


                                    By:        /S/ Steven E. Fivel
                                       ------------------------------------
                                    Name:        Steven E. Fivel
                                         ----------------------------------
                                    Title:           Vice President
                                          ---------------------------------
                                    Date:          July 30, 1998
                                          ---------------------------------

                           RECEIPT OF SIGNAGE CRITERIA


                  Pursuant to that certain Lease entered into between the undersigned Tenant and New World Partners Joint Venture Number Five ("Landlord"), the undersigned, by its execution below, hereby acknowledges receipt of Landlord's signage criteria as such criteria exists on the date hereof.

                                    BRIGHTPOINT NORTH AMERICA, INC.


                                    By: /s/ Steven E. Fivel
                                       ---------------------------------
                                    Name:  Steven E. Fivel
                                          ------------------------------
                                    Title: Vice President
                                           -----------------------------

                                    Date: July 30, 1998
                                          ------------------------------

                                ADDENDUM TO LEASE


                  THIS ADDENDUM TO LEASE (the "Addendum") is made and entered into as of July 30, 1998, by and between NEW WORLD PARTNERS JOINT VENTURE
NUMBER FIVE, a Florida general partnership (the "Landlord"), and BRIGHTPOINT NORTH AMERICA, INC., an Indiana corporation (the "Tenant"), with respect to that certain Lease of even date herewith (the "Lease"), whereby Landlord leased to Tenant, and Tenant leased from Landlord, the Premises, as defined in the Lease, in Beacon Centre, Miami, Florida. All defined terms in this Addendum shall have the same meaning as in the Lease, except if otherwise noted. Except as amended and modified by this Addendum, all of the terms, covenants, conditions, and agreements of the Lease shall remain in full force and effect. In the event of any conflict between the provisions of the Lease and the provisions of this Addendum, this Addendum shall control.

         1.       Grant; Term.  In section 1.1 of the Lease:

                  (a) in the first paragraph, insert the following at the end:
"Upon final approval of the plans and specifications for the Premises pursuant to Exhibit "D" to this Lease, Tenant may, at its expense, direct the architect to determine the usable square footage of the Premises as actually designed and certify as to same to both Landlord and Tenant. If the rentable area of the Premises as determined by the architect is greater or less than the amount specified in the Lease Summary due to the remeasurement of the usable area of the Premises, then the rentable area of the Premises shall be adjusted to equal the amount as so determined, and the Minimum Rent and any other amounts specified in this Lease as a function of the rentable area of the Premises shall be adjusted proportionately. In the event of any dispute as to the measurement of the usable area of the Premises, the dispute shall be submitted to final and binding arbitration in accordance with the rules of the American Arbitration Association and applicable Florida law to the extent not in conflict with the rules of the American Arbitration Association."

                  (b) delete the second paragraph in its entirety and replace it with the following: "The "Term" of the Lease is the period from the Commencement Date as specified in the Lease Summary, through the Expiration Date, as specified in the Lease Summary. Landlord shall use its commercially reasonable efforts to achieve Substantial Completion (as defined in the Work Letter Agreement between Landlord and Tenant, of even date herewith, attached to and made a part of this Lease as Exhibit "D" (the "Work Letter")) of the Premises within one hundred twenty (120) days after the issuance of the building permit for the Tenant Improvements. Notwithstanding anything to the contrary contained herein, if Landlord has not achieved Substantial Completion of the Premises within one hundred eighty (180) days after the issuance of the building permit for the Tenant Improvements (subject to any delays caused by Tenant as described in the Work Letter Agreement, and subject to force majeure events and other delays beyond Landlord's reasonable control), then Tenant shall receive a credit against the Minimum Rent to become due under this Lease, such credit to be equal to one (1) days' Minimum Rent for each day of Landlord's delay beyond one hundred eighty (180) days after the issuance of the building permit that Landlord has not achieved Substantial Completion. If delivery of possession is delayed due to any act or omission of Tenant as described in the Work Letter, then the Commencement Date shall be the date Landlord would have delivered possession, but for Tenant's delay."

                  (c)      in the third paragraph:

                           (i)      delete the first  sentence in its entirety
and replace it with the following: "Landlord shall have no construction or improvement obligations with respect to the Premises except as expressly set forth in the Work Letter, subject in all events to the provisions of the Work Letter."

                     (ii) in the last line, insert the following after "Premises": "(other than latent defects which are not discoverable upon reasonable investigation by Tenant)."

         2. Covenant to Pay. In section 2.1 of the Lease, in the fifth line, delete "five (5)" and replace it with the following: "ten (10)."

         3. Operating Costs; Taxes. In section 2.3 of the Lease:

                  (a) in subsection (a), insert the following at the end:
"Landlord's estimate of Operating Costs for each year after the Base Year shall be based on the prior year's actual Operating Costs, if ascertained by Landlord at the time the estimate is made (or, if actual Operating Costs for the prior year are not yet ascertained, then the estimate shall be based on a good faith estimate by Landlord of the actual Operating Costs for the prior year), but in no event will the estimate exceed ten (10%) percent of the total amount of Operating Costs used for the estimate for the prior year. Such limitation on the increases in the estimate have no effect on Tenant's obligation to pay for the actual increases in Operating Costs."

                  (b)      in subsection (b):

                     (i) in the second line, insert the following after "a": "reasonably detailed."

                     (ii) in the fifth line, delete "five (5)" and replace it with the following: "ten (10)."

                     (iii) in the eighth line, insert the following after "of the": "Minimum Rent and."

                     (iv) in the penultimate line, insert the following after "default": "(beyond applicable grace and cure periods)."

                  (c)      in subsection (c):

                     (i) in the last line, insert the following after "fee": "which management fee shall not exceed five (5%) percent of the gross revenues of the Building per annum)."

                     (ii) insert the following at the end: "Notwithstanding the foregoing, Operating Costs shall exclude the following:

                                    (1)     interest on debt and capital
                  retirement on debt;

                                    (2)     any Operating Costs as are recovered
                  from insurance proceeds;

                                    (3) costs as determined by Landlord of
                  acquiring tenants for the Building (including leasing commissions and tenant improvements);

                                    (4) salaries and benefits in respect of
                  partners, shareholders, and officers of Landlord and salaries, wages, and other benefits paid to or on behalf of all employees above the level of property manager of the Building;

                                    (5) any cost or fee paid to a corporation or
                  other entity related to or affiliated with Landlord in excess of the amount which would be paid in the absence of such relationship, but only to the extent of the excess;

                                    (6)     advertising and promotional
                  expenditures;

                                    (7) the cost of any repairs, alterations,
                  additions, changes, replacements, and other items which under generally accepted accounting principles are properly classified as capital expenditures, unless said capital items are intended by Landlord in good faith to achieve a verifiable expense savings to the Tenant during the Term of the Lease or are required by laws not in effect as of the date hereof; then such cost shall be evenly amortized over the life of the capital improvement with interest imputed on the unamortized portion at a rate of fifteen (15%) percent;

                                    (8)     rent under any ground lease;

                                    (9) the cost of correcting defects in the
                  initial construction of the Building, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear shall not be deemed defects for the purposes of this category;

                                    (10) the cost of any additions to the
                  Building resulting in increased rentable square footage;

                                    (11) expenses resulting from the gross
                  negligence of Landlord; and

                                    (12) costs associated with the operation of
                  the Landlord as a partnership, as opposed to the operation of the Building."

                  (d) in subsection (d), insert the following at the end:
"Landlord's estimate of Taxes for each year after the Base Year shall be based on the prior year's actual Taxes, if ascertained by Landlord at the time the estimate is made (or, if actual Taxes for the prior year are not yet ascertained, then the estimate shall be based on a good faith estimate by Landlord of the actual Taxes for the prior year), but in no event will the estimate exceed ten (10%) percent of the total amount of Taxes used for the estimate for the prior year. Such limitation on the increases in the estimate have no effect on Tenant's obligation to pay for the actual increases in Taxes."

                  (e)      in subsection (e):

                                    (i)      in the second line, insert the
                  following after "a":  "reasonably detailed."

                                    (ii) in the fifth line, delete "five (5)"
                  and replace it with the following: "ten (10)."

                                    (iii)    in the eighth line, insert the
                  following after "of the":  "Minimum Rent and."

                                    (iv)     in the  penultimate  line,  insert
                  the following after "default": "(beyond applicable grace and cure periods)."

                  (f)      in subsection (f):

                                    (i)      in the seventh line, insert the
                  following after "income":  "gross receipts,."

                                    (ii)     in the eighth line, insert the
                  following after "all":  "reasonable."

                  (g) insert the following as subsection (h): "During the Term or any extension thereof, but not more than one (1) time per year, and provided that no default exists under this Lease beyond applicable notice and cure periods, Tenant, at its sole cost and expense (except as otherwise expressly set forth below), shall have the right to cause Landlord's books and records with respect to Operating Costs and Taxes for the twelve (12) month period immediately preceding the date of the billing in question to be audited by an independent certified public accountant of Tenant's choosing and reasonably acceptable to Landlord. Landlord shall cause such books and records to be made available for such inspection during such normal business hours as are prescribed by Landlord and at such location where Landlord regularly keeps its books and records, upon ten (10) business days' prior notification to Landlord. Such audit shall be done in accordance with generally accepted accounting principles, consistently applied. If, at the conclusion of such audit, Tenant's audit of such expenses for the preceding year indicates that Tenant made an overpayment to Landlord for such preceding year, Landlord shall credit such amount to Tenant's subsequent payments of rent, or if the Lease has terminated, and no default exists under the Lease, remit the amount of such overpayment to Tenant within thirty (30) days after receipt of notice from Tenant of the amount of such overpayment. If, at the conclusion of such audit, such audit reveals an underpayment by Tenant, Tenant will remit the amount of such underpayment within thirty (30) days of Tenant becoming aware of such underpayment. Should Landlord disagree with the results of Tenant's audit, Landlord and Tenant shall refer the matter to a mutually acceptable independent certified public accountant, who shall work in good faith with Landlord and Tenant to resolve the discrepancy. The fees and costs of such independent accountant to which such dispute is referred shall be borne by the unsuccessful party and shall be shared pro rata to the extent each party is unsuccessful as determined by such independent certified public account, whose decision shall be final and binding. Landlord shall pay the cost of Tenant's initial audit if Tenant's overpayment of such expenses exceeded fifteen (15%) percent or more of the payment that should properly have been made. With regard to Tenant's initial audit, Tenant, its employees or agents, may not make any copies thereof, and such books and records (and the results of any such audit) are to be kept strictly confidential and are not to be made available or published to anyone."

         4. Rent Past Due. In section 2.5 of the Lease, insert the following at the end: "Notwithstanding anything to the contrary contained herein, the effective rate of interest on the obligations evidenced by this Lease shall not exceed the lawful maximum rate of interest permitted to be paid (which is 18% per annum as of the date hereof)."

         5. Landlord's Lien. Delete section 2.7 of the Lease in its entirety and replace it with the following: "Landlord hereby waives its statutory and common law "landlord's liens" as against Tenant's property in favor of Tenant's lenders regarding such property."

         6. Permitted Use. In section 3.1 of the Lease, insert the following at the end: "The rules and regulations will be applied in a nondiscriminatory manner as to Tenant. Landlord will provide advance written notice of any amendments to the rules and regulations."

         7. Compliance with Laws. In section 3.2 of the Lease:

                  (a) in the fourth line, insert the following after "the Tenant's": "specific."

                  (b) insert the following at the end: "In no event will Tenant be required to make any structural alterations to the Premises in order to comply with any of the foregoing. To the extent a structural alteration is required, Landlord will perform the same, and the amortization thereof will be passed-through as part of Operating Costs."

         8. Signs. In section 3.3 of the Lease, in the last line, insert the following after "approval": "(which will not be unreasonably withheld if the proposed signage is in compliance with Landlord's signage criteria in effect from time to time)."

         9. Environmental Provisions. In section 3.4 of the Lease, in the first line, insert the following before "Tenant": "Except as part of its normal freight and storage operations (which include, without limitation, the storage of wireless communications products and accessories, and all of which Tenant warrants are and shall be in compliance with all applicable environmental laws and regulations),."

         10. Right of Examination. In section 4.1 of the Lease:

                  (a) in the sixth line, delete "The" and replace it with the following: "Except as may be otherwise expressly set forth in Article V or in the Work Letter,."

                  (b)      in  the  penultimate   line,  delete  "section"  and
replace  it  with  the  following: "Article IV."

         11. Maintenance and Repairs by Landlord. In section 5.1 of the Lease:

                  (a) in the second line, insert the following after "owner": "of a comparable first-class building."

                  (b)      in the fifth line:

                           (i)      insert  the   following   after   "Costs":
"(except  as  expressly   excluded therefrom)."

                           (ii)     insert  the  following   after  "faith":
"in  conducting such repairs and maintenance."

                  (c) in the eighth line, insert the following after "Lease":
"(provided, however, that if there is a failure of any equipment or facilities serving the Building or delays in the performance of any work for which the Landlord is responsible pursuant to this Lease, which failure or delay (i) materially and substantially impairs Tenant's use of the Premises or the operation of its business therein and (ii) continues for a period of three (3) consecutive business days after Landlord's receipt of written notice from Tenant, and so long as the correction of the problem is within Landlord's reasonable control, then Tenant shall be entitled to an abatement of rent for each day that the Premises are untenantable)."

                  (d) in the tenth line, insert the following after "result of the": "negligent or intentional."

                  (e) in the thirteenth line, insert the following after "demand": "(subject to section 6.4 of this Lease)."

                  (f) insert the following at the end: "Notwithstanding the foregoing, a fire or other casualty shall be subject to the provisions of
Article VII of this Lease."

         12. Maintenance and Repairs by Tenant. In section 5.2 of the Lease:

                  (a) in the fifteenth line, insert the following after "designated or": "reasonably approved."

                  (b) insert the following at the end: "With respect to the items set forth in subsection 5.2(i), above, if the need for any such repair is on a Building-wide basis (such as, without limitation, Building-wide repairs to the mechanical, electrical, and plumbing systems) and not solely related to Tenant's Premises, then Landlord (as part of Operating Costs) shall perform such repair. In addition, subject to the provisions of section 6.4 of this Lease, if the need for any repair is caused by the Landlord's negligence, then Landlord will be responsible for such repair."

         13. Removal of Improvements and Fixtures. In section 5.4 of the Lease, insert the following at the end: "As part of a request by Tenant for Landlord's consent to Tenant performing any alteration or additional improvement to the Premises, Tenant may also request Landlord's determination as to whether Landlord will require Tenant to remove the applicable alteration or improvement upon the expiration or earlier termination of the Term."

         14. Liens. In section 5.5 of the Lease, in the third line, insert the following after "recorded": "as a result of work contracted for by Tenant."

         15.      Utilities.  In section 5.6 of the Lease:

                  (a) in the second line, insert the following after "Premises": "and the cost of heating, ventilating, and air conditioning the Premises."

                  (b) in the last line, insert the following after "Premises": "as set forth herein."

         16. Tenant's Insurance. In section 6.1 of the Lease, in the continuation paragraph, in the thirteenth line, insert the following after "mortgagee": "(which will not be unreasonably withheld)."

         17. Loss or Damage. In section 6.2 of the Lease:

                  (a) in the fifth and sixteenth lines, delete "GROSS" in each.

                  (b) in the twelfth line, insert the following after "whatsoever": "UNLESS CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS AGENTS."

                  (c) in the penultimate line, insert the following after "any": "negligent or intentional."

         18. Waiver of Subrogation. Insert the following as section 6.4 of the
Lease: "Landlord and Tenant each hereby waives on behalf of itself and its insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto or the Building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other causes which are, or could or should be insured against under the terms of the standard fire and extended coverage insurance policies referred to in this Lease, regardless of whether such insurance is actually maintained and regardless of the cause or origin of the damage involved, including negligence of the other party hereto, its agents, officers, or employees."

         19. Damage to Premises. In section 7.1 of the Lease:

                  (a)      in the third and seventh lines:

                           (i)      insert the  following  in each after  "5.1":
"plus the reconstruction of the Tenant Improvements constructed by Landlord pursuant to the Work Letter (subject to the terms and conditions of the Work Letter; it being understood that the Building shell improvements and Common Areas will be reconstructed by Landlord in their entirety and that the reconstruction of the Tenant Improvements to the Premises will be governed by the Work Letter)."

                           (ii)     insert the following in each after "Rent":
"and Operating Costs and Taxes."

                  (b) in the sixteenth line, insert the following after "extent": "reasonably."

         20. Termination for Damage. In section 7.2 of the Lease, in the penultimate line, insert the following after "Premises": "(without any obligation to repair the same)."

         21. Transfer by Tenant. In section 8.1 of the Lease:

                  (a) in the eighth line, insert the following after "obligations": "(except as part of a financing of Tenant's personal property not involving a pledge of this Lease or Tenant's interest herein)."

                  (b) insert the following at the end: "Notwithstanding anything to the contrary contained in this section 8.1, Tenant may assign this Lease, without Landlord's consent, to any bona fide entity (A) controlling, controlled by, or under common control with Tenant, or (B) resulting from the sale of all or substantially all of Tenant's assets, or (C) resulting from a merger of Tenant into such entity; provided that (i) no such assignment shall relieve Tenant from any liability under this Lease, whether accrued to the date of such assignment or thereafter accruing, and (ii) such assignee expressly assumes, in writing, all of Tenant's obligations under this Lease, in form and content reasonably acceptable to Landlord, and (iii) no series of one or more of such transfers shall be used by Tenant to "spin-off" this Lease to independent third parties, and (iv) Tenant shall give Landlord thirty (30) days' prior written notice of any such assignment not requiring Landlord's consent."

         22. Assignment by Landlord. In section 8.2 of the Lease, insert the following at the end: "Without limiting the generality of the foregoing, the new owner shall be responsible for Landlord's on-going repair and maintenance obligations under this Lease."

         23.      Defaults.  In section 9.1 of the Lease:

                  (a) in the third line, delete "when due whether or not any notice or" and replace it with the following: "within ten (10) days after written."

                  (b) in the fifth line, delete "five (5)" and replace it with the following: "ten (10)."

                  (c)      in the seventh and eighth lines,  delete  "fifteen
(15)" in each and replace it with the following:  "thirty (30)."

                  (d) in the penultimate line, insert the following after "Premises": "and the item affecting Landlord's insurance is not corrected by Tenant within two (2) business days after written notice."

                  (e)      delete subsection (vi).

         24.      Remedies.  In section 9.2 of the Lease:

                  (a) in subsection (C), in the fourth line, insert the following after "occurred": "(subject to in subsection (E), below)."

                  (b) in subsection (D), in the last line, insert the following after "Premises": "(except as set forth in subsection (E), below)."

                  (c) in subsection (E), in the last line, insert the following after "Term": "(reduced to present value using a discount factor equal to the stated prime lending rate on the date of Tenant's default by Landlord's then existing mortgagee or, if there is no mortgagee, by NationsBank, Citibank, or First Union, as chosen by Landlord). Prior to or following payment in full by Tenant of such discounted sum promptly upon demand, Landlord shall use good faith efforts to relet the Premises and mitigate its damages, if any. If Landlord receives consideration as a result of a reletting of the Premises relating to the same time period for which Tenant has paid accelerated rent, such consideration actually received by Landlord, less any and all of Landlord's cost of repairs, alterations, additions, redecorating, and other expenses in connection with such reletting of the Premises, shall be a credit against such discounted sum, and such discounted sum shall be reduced if not yet paid by Tenant as called for herein, or if Tenant has paid such discounted sum, such credited amount shall be repaid to Tenant by Landlord (provided said credit shall not exceed the accelerated amount)."

         25. Default by Landlord. Delete section 9.5 of the Lease in its entirety and replace it with the following: "In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages or injunction, but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall have a period of thirty (30) days following the date of such notice in which to cure the default (provided, however, that if such default reasonably requires more than thirty (30) days to cure, Landlord shall have a reasonable time to cure such default, provided Landlord commences to cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion). In addition, if a default by Landlord renders the Premises untenantable, and such default is not cured by Landlord within the applicable cure period, and provided such default is curable wholly within or about the Premises (including, without limitation, the HVAC equipment serving the Premises and the roof directly above the Premises) and so long as the cure will have no material adverse effect on the other tenants of the Building or the business park of which the Building is a part, Tenant may, but shall have no obligation to, upon ten (10) days' written notice to Landlord (or sooner, if a bona fide emergency), cure the default and bill Landlord for the reasonable costs incurred by Tenant to cure the default. If Landlord does not pay such costs within thirty (30) days after receipt of Tenant's bill, Tenant shall have the option to deduct the amount of such bill from the next due installment(s) of Minimum Rent and additional rent, until fully credited. Notwithstanding any provision of this Lease, Landlord shall not at any time have any personal liability under this Lease. In the event of any breach or default by Landlord of any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then-owned by Landlord in the Building (plus the proceeds of sale, insurance, and condemnation), and in no event shall any deficiency judgment be sought or obtained against Landlord."

         26. Estoppel Certificate. In section 10.1 of the Lease, insert the following at the end: "Attached to and made a part of this Lease as Exhibit "E" is a form of a Tenant Estoppel Certificate that is acceptable to Tenant. Such form is attached for example purposes only and is not intended to be the only form that would be acceptable to Tenant and/or deemed to be reasonable."

         27. Subordination; Attornment. In section 10.2 of the Lease:

                  (a) in the seventh line, insert the following after "default": "(subject to applicable notice and cure periods hereunder)."


                  (b) in the thirteenth line, insert the following after "as": "reasonably."

                  (c) in the twenty-sixth line, insert the following after "Landlord)": "(but the prior landlord (including Landlord) shall remain responsible therefor)."

                  (d) insert the following at the end: "Any such subordination shall be conditioned on the Landlord obtaining a nondisturbance agreement in favor of Tenant from all mortgagees and ground lessors regarding any financings or ground leases entered into by Landlord with respect to the Building."

         28. Use and Maintenance of Common Areas. In section 11.1 of the Lease, in the fourth line, insert the following after "any": "reasonable."

         29. Alterations by Landlord. In section 11.2 of the Lease, insert the following at the end: "Landlord shall exercise its rights under this section, to the extent possible in the circumstances, in such manner so as to minimize interference with the Tenant's use and enjoyment of the Premises."

         30. Covenants, Conditions and Restrictions. In section 11.3 of the
Lease:

                  (a) in the ninth line, delete "five (5)" and replace it with the following: "ten (10)."

                  (b) insert the following at the end: "It is Landlord's intention not to double charge Tenant for any expenses pursuant to section 2.3 of this Lease and the Declaration. The expenses solely relating to the Building are intended to be charged pursuant to section 2.3 of this Lease. Those expenses that are incurred by Landlord on a park-wide basis (such as, by way of example only and not as a limitation, park-wide security and landscaping of the perimeter berm) are passed through pursuant to the Declaration, but are also included within the expenses pursuant to section 2.3 of this Lease."

         31. Tenant Relocation. Delete section 11.4 of the Lease in its entirety.

         32. Total or Partial Taking. In section 12.1 of the Lease, in the ninth line, delete "purposes leased" and replace it with the following: "Tenant's permitted use of the Premises."

         33. Recording. In section 13.4 of the Lease, in the first line, insert the following after each appearance of "Tenant": "or Landlord."

         34.      Notices.  In section 13.5 of the Lease:

                  (a) in the fifth line, delete "or, prior to Tenant's occupancy of the Premises," and replace it with the following: "from and after occupancy, and in all cases."

                  (b) insert the following at the end: "A courtesy copy of default notices to Tenant shall also be sent to Karl P. Haas, Esq., Baker & Daniels, 300 Meridian Street, Suite 2700, Indianapolis, Indiana 46204."

         35. Heavy Articles. In section 6 of the Rules and Regulations attached to the Lease as Exhibit "C," in the second line, insert the following after "consent": "(which will not be unreasonably withheld)."

         36. Work Letter Agreement. In the Work Letter Agreement attached to the Lease as Exhibit "D":

                  (a)      in subsection (a):

                           (i)      in the fifteenth  line,  insert the
following  after "approval":  "(which will not be unreasonably withheld)."

                           (ii)     in the eighteenth  line,  insert the
following after "to Tenant": "(provided, however, that if Landlord fails to respond within ten (10) business days after Tenant's submission of the plans and specifications, then Tenant shall notify Landlord of its failure, and if Landlord fails to respond to Tenant within five (5) days after Tenant's notice, then Landlord's consent will be deemed to be granted)."

                           (iii) in the twenty-fifth line, insert the following
after the first appearance of "Tenant": "(subject to the maintenance and repair obligations of Landlord set forth in the Lease)."

                           (iv)     in the thirtieth line, insert the following
after "upon":  "reasonable."

                  (b) in subsection (b), in the thirteenth and sixteenth lines, insert the following in each after "five (5)": "business."

                  (c)      in subsection (c):

                           (i)      in the eleventh line, insert the following
after "Landlord's":  "reasonable."

                           (ii)     in the  fifteenth  line,  insert  the
following after "Landlord": ", which approval will not be unreasonably withheld."

                           (iii) in the thirty-second line, insert the following
after "amounts": "reasonably."

                  (d) in subsection (e), delete subparagraphs (i), (ii), and
(iii) and replace them with the following:

                           "(i)     As part of the  Construction  Budget,  the
parties shall establish a funding schedule for payments to be made by Landlord to the general contractor, so that Tenant can estimate the amounts to be paid by Tenant and when such payments will be due. Then, within five (10) days after Tenant's receipt of an invoice via facsimile (based on an AIA Draw Request form), Tenant shall pay Landlord an amount equal to Tenant's proportionate share of each draw request (less a 10% retainage pending Substantial Completion). (The original of the invoice sent via facsimile shall also be sent to Tenant for its files.) Tenant's proportionate share for purposes of this Work Letter shall be a fraction, the numerator of which shall be Tenant's Costs, as such amount is then determined by reference to the Construction Budget, and the denominator of which shall be Tenant's Costs plus the Tenant Improvement Allowance.

                           (ii)     Within  ten (10)  days  following
Landlord's submittal to Tenant of a final accounting of Tenant's Costs, Tenant shall pay Landlord the then remaining balance of Tenant's Costs plus the retainage, or Landlord shall reimburse Tenant as to any excess amounts previously paid, as the case may be."

                 (e) in subsection (f), in the eighth line, delete "(e)" and replace it with the following: "(g)."

                 (f) in subsection (g), in the first line, insert the following after "subcontractors": "reasonably."

                 (g) in subsection (h), in the second line, delete "upon" and replace it with the following: "within five (5) days after."

         37. Option to Renew. In Rider Number 1 to the Lease, in subsection
(E)(2), insert the following at the end: "Commencing nine (9) months prior to the expiration of the initial Term of the Lease, Tenant shall have the right to request Landlord's determination of the Minimum Rent for the Renewal Term. Landlord shall notify Tenant of its determination no later than thirty (30) days after Tenant's request, so that Tenant shall have sufficient time to decide whether to elect to renew the Lease. If, despite good faith negotiation, Landlord and Tenant cannot agree on the Minimum Rent for the Renewal Term on or before one hundred eighty (180) days prior to the expiration date of the then-current Term, Tenant (if Tenant desires to exercise the Renewal Option) must nonetheless timely elect to exercise its Renewal Option and be bound by the result of the appraisal process described below. Upon Tenant's exercise, Landlord and Tenant (within ten (10) days) shall each select an independent disinterested MAI appraiser, which appraisers shall mutually select a third independent disinterested MAI appraiser (within ten (10) days). Landlord and Tenant shall then each submit for arbitration to the third appraiser their respective offers of the Fair Market Rental Value of the Premises. Such third appraiser shall then (within ten (10) days) select only the Landlord's or the Tenant's offer as the Fair Market Rental Value of the Premises. The decision of such third appraiser shall be final and binding on the parties and the fees and costs of such third appraiser shall be borne by the unsuccessful party. At a minimum, each of the MAI appraisers shall be disinterested commercial real estate appraisers in Dade County experienced in the commercial leasing field. If the dispute is not finally resolved as of the commencement of the Renewal Term, then Tenant shall pay the Minimum Rent for the Renewal Term as determined by Landlord, until such dispute is finally resolved. Should Tenant ultimately prevail, then Tenant shall receive a credit against Minimum Rent to become due during the Renewal Term, such credit to be equal to the difference between the Minimum Rent then being paid by Tenant and the Minimum Rent that Tenant should have been paying, as determined by such appraisal process."






                            [signatures on next page]

                  IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum as of the day and year first above written.

WITNESSES:                           LANDLORD:

                                     NEW WORLD PARTNERS JOINT VENTURE
                                     NUMBER FIVE, a Florida general partnership

                                     By:  Codina/Tradewind No. 5, Ltd., a
                                          Florida limited partnership, as
                                          general partner

                                          By: Codina West Dade Development
                                              Corporation  No. 5, as general
                                              partner


                                              By: /S/ Armando Codina
  /s/                                             -------------------------
-------------------------------                   Armando Codina, President
 /s/
-------------------------------
                                     TENANT:

                                     BRIGHTPOINT NORTH AMERICA, INC., an Indiana corporation


   /S/ Elizabeth J. Potter           By:        /S/ Steven E. Fivel
-------------------------------          ---------------------------------------
                                     Name:        Steven E. Fivel
                                          --------------------------------------
  /S/ Deborah A. McQueen             Title:           Vice President
-------------------------------            -------------------------------------